Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-270664, 333-270664-01,
333-270664-02, 333-270664-03,
333-270664-04 and 333-270664-05

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 25, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated March 17, 2023)

$

Americold Realty Operating Partnership, L.P.

% Notes due 20

fully and unconditionally guaranteed by

Americold Realty Trust, Inc.

Americold Realty Operations, Inc.

Nova Cold Logistics ULC

Americold Australian Holdings Pty Ltd

Icecap Properties NZ Limited

Americold Realty Operating Partnership, L.P. (the “operating partnership,” “we,” “us” or “our”) is offering $    aggregate principal amount of its   % notes due 20 (the “notes”). The notes will bear interest at the rate of   % per year and will mature on  , 20  , unless redeemed prior to such date as permitted herein. Interest on the notes is payable on and of each year, beginning on  , 2025, and on the stated maturity date or redemption date. The operating partnership may redeem some or all of the notes at any time at the prices and as described under the caption “Description of Notes—The Operating Partnership’s Redemption Rights” in this prospectus supplement. If any notes are redeemed on or after  , 20  , the date that is   months prior to the stated maturity date of the notes, the redemption price will equal 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The notes will be unsecured senior obligations of the operating partnership and will rank equally in right of payment with all existing and future unsecured senior indebtedness of the operating partnership and will be effectively subordinated in right of payment to all of the operating partnership’s and the operating partnership’s subsidiaries existing and future secured indebtedness to the extent of the value of the assets securing the same and to all existing and future indebtedness and other liabilities and preferred equity of the operating partnership’s subsidiaries that do not guarantee the notes.

The notes will be fully and unconditionally guaranteed (the “guarantees”), jointly and severally, by (i) each of Americold Realty Trust, Inc., a Maryland corporation and the operating partnership’s sole general partner, and Americold Realty Operations, Inc., a Delaware corporation and wholly-owned subsidiary of Americold Realty Trust, Inc. and a limited partner of the operating partnership (“Americold Operations”), as parent guarantors (in such capacity, collectively the “Parent Guarantors” and each a “Parent Guarantor”), (ii) (a) Nova Cold Logistics ULC, an unlimited company organized under the laws of Nova Scotia, Canada, (b) Americold Australian Holdings Pty Ltd, a limited company organized under the laws of Australia, and (c) Icecap Properties NZ Limited, a limited company organized under the laws of New Zealand, each of which is an indirect wholly-owned subsidiary of the operating partnership and a co-borrower or guarantor under the senior credit facilities (as defined in “About this Prospectus Supplement” in this prospectus supplement) or the outstanding senior unsecured notes (as defined below in “About this Prospectus Supplement” in this prospectus supplement) (the “Subsidiary Guarantors”), and (iii) any Future Guarantors (as defined below and collectively with the Subsidiary Guarantors and the Parent Guarantors, the “Guarantors”). After the original issue date of the notes, the notes will be fully and unconditionally guaranteed, jointly and severally with the other Guarantors, by each direct and indirect subsidiary of Americold Realty Trust, Inc. (other than the operating partnership, Americold Operations and the Subsidiary Guarantors), if such subsidiary, directly or indirectly, is a co-borrower, guarantor or other obligor under the Primary Credit Facility (as defined in “Description of Notes—Definitions” in this prospectus supplement) (each, a “Future Guarantor”). In addition, any guarantees provided by any Foreign Subsidiaries (as defined in “Description of Notes—Definitions” in this prospectus supplement) shall be subject to legal and regulatory requirements and restrictions applicable to such Foreign Subsidiary. The guarantees will be unsecured senior obligations of the applicable Guarantor and will rank equally in right of payment with all existing and future unsecured senior indebtedness of such Guarantor from time to time outstanding and will be effectively subordinated in right of payment to all existing and future secured indebtedness of such Guarantor and such Guarantor’s subsidiaries to the extent of the value of the assets securing the same and to all existing and future indebtedness and other liabilities and preferred equity of such Guarantor’s subsidiaries unless any such Guarantor subsidiary is the operating partnership or a Guarantor of the notes.

There is currently no market for the notes. We do not intend to list the notes on any national securities exchange or apply for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, the risks set forth under the heading “Item 1A. Risk Factors” beginning on page 15 of Americold Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and any additional risk factors in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us		%	$

The public offering price set forth above does not include accrued interest, if any. Interest will accrue from  , 2025 if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear system, against payment in New York, New York on or about  , 2025.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	RBC Capital Markets	Truist Securities

The date of this prospectus supplement is  , 2025

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus the Company (as defined below) authorizes to be delivered to you in making a decision about whether to invest in the operating partnership’s notes. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any authorized free writing prospectus, is accurate only as of their respective dates or on the date or dates which are specified in these documents. The Company’s liquidity, financial condition, results of operations, business and prospects may have changed since those dates. The description set forth in this prospectus supplement replaces and supplements, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about the securities the Company may offer from time to time, some of which does not apply to the notes or the guarantees offered pursuant to this prospectus supplement. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference into this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information and related risks about the Company that are not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “we,” “us,” “our,” or “the operating partnership” refer to Americold Realty Operating Partnership, L.P., a Delaware limited partnership, together with its consolidated subsidiaries except where such terms refer only to Americold Realty Operating Partnership, L.P. as issuer of the notes. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “our general partner” or “Americold Realty Trust, Inc.” refer only to Americold Realty Trust, Inc., a Maryland corporation, and not to its subsidiaries. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “our company” or “the Company” refer to Americold Realty Trust, Inc., together with its consolidated subsidiaries, including Americold Realty Operating Partnership, L.P.

Unless otherwise indicated or unless the context requires otherwise, (i) all references to “Americold Operations” refer to Americold Realty Operations, Inc., a Delaware corporation and a wholly-owned subsidiary of Americold Realty Trust, Inc. and a limited partner of the operating partnership, (ii) all references to “Nova Cold” refer to Nova Cold Logistics ULC, an unlimited company organized under the laws of Nova Scotia, Canada and an indirect wholly-owned subsidiary of the operating partnership, (iii) all references to “Americold Australian Holdings” refer to Americold Australian Holdings Pty Ltd, a limited company organized under the laws of Australia and an indirect wholly-owned subsidiary of the operating partnership, and (iv) all references to “Icecap” refer to Icecap Properties NZ Limited, a limited company organized under the laws of New Zealand and an indirect wholly-owned subsidiary of the operating partnership. Americold Realty Trust, Inc. and Americold Operations are referred to, collectively, as the “Parent Guarantors.” Nova Cold, Americold Australian Holdings and Icecap, are referred to, collectively, as the “Subsidiary Guarantors.” The Parent Guarantors and the Subsidiary Guarantors are referred to, individually, as an “Initial Guarantor” and, collectively, as the “Initial Guarantors.” The Parent Guarantors, the Subsidiary Guarantors and any Future Guarantors are referred to, individually, as a “Guarantor” and, collectively, as the “Guarantors.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to: “the revolving credit facility” means our $1.15 billion senior unsecured revolving credit facility available under the Primary Credit Facility (as defined in “Description of Notes— Definitions” in this prospectus supplement); “the term loans” means our senior unsecured term loans consisting of Tranche A-1 (a $375 million U.S. dollar term loan with a maturity date of August 2025), Tranche A-2 (a C$250 million term loan with a maturity date of January 2028) and Tranche A-3 (a $270 million U.S. dollar term loan delayed draw facility with a maturity date of January 2028) incurred under the Primary Credit Facility (as defined in “Description of Notes—Definitions” in this prospectus supplement); the “senior credit facilities” means, collectively, the revolving credit facility and the

S-i

term loans; and “the outstanding senior unsecured notes” means, collectively, our: (i) $200 million senior unsecured notes with a coupon of 4.68% due January 8, 2026; (ii) $400 million senior unsecured notes with a coupon of 4.86% due January 8, 2029; (iii) $350 million senior unsecured notes with a coupon of 4.10% due January 8, 2030; (iv) €400 million senior unsecured notes with a coupon of 1.62% due January 7, 2031; (v) €350 million senior unsecured notes with a coupon of 1.65% due January 7, 2033; and (vi) $500 million senior unsecured notes with a coupon of 5.409% due September 12, 2034.

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference include the Company’s trademarks, such as Americold® and Americold Realty®, which are protected under applicable intellectual property laws and are the property of the Company. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement and the accompanying prospectus and in the documents incorporated herein and therein by reference may appear without the ®, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks, service marks and trade names.

In this prospectus supplement, unless otherwise stated herein, when we refer to “cubic feet” in one of our temperature-controlled facilities, we refer to refrigerated cubic feet (as opposed to total cubic feet, refrigerated and otherwise) therein.

The distribution of this prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” in this offering may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any authorized “free writing prospectus,” you should find out about and observe these restrictions. This prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” are not an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides an overview of selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, but does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference in their entirety before making your investment decision, including the information discussed or referenced under “Risk Factors” in this prospectus supplement, the accompanying prospectus and Americold Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as in any other reports filed by it with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

The Company

We are a global leader in temperature-controlled logistics, real estate, and value-added services focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed publicly traded real estate investment trust (“REIT”) with proven operating, development and acquisition expertise. As of December 31, 2024, we operated a global network of 239 temperature-controlled warehouses encompassing approximately 1.4 billion cubic feet, with 195 warehouses in North America, 25 warehouses in Europe, 17 warehouses in Asia-Pacific, and 2 warehouses in South America. In addition, we hold minority interests in two joint ventures, one with SuperFrio Armazéns Gerais S.A., which owns or operates 34 temperature-controlled warehouses in Brazil, and one with RSA Cold Holdings Limited, which operates two temperature-controlled warehouses in Dubai. We view and manage our business through three primary business segments: warehouse, transportation, and third-party managed.

We consider our temperature-controlled warehouses to be “mission-critical” real estate in the markets we serve from “farm to fork” and an integral component of the temperature-controlled food infrastructure supply chain, which we refer to as the “cold chain.” The cold chain is vital for maintaining the quality of food producers’, distributors’, retailers’ and e-tailers’ temperature-sensitive products, protecting brand reputation and ensuring consumer safety and satisfaction. Our customers depend upon the location, high-quality nature, integration and scale of our portfolio to ensure the integrity and efficient distribution of their products. Many of our warehouses are located in key logistics corridors in the countries in which we operate, including strategic U.S. and international metropolitan statistical areas, while others are connected or immediately adjacent to customers’ production facilities. We believe our strategic locations and the extensive geographic presence of our integrated warehouse network are fundamental to our customers’ ability to optimize their distribution networks while reducing their capital expenditures, operating costs and supply-chain risks. For the year ended December 31, 2024, 62% of total warehouse segment revenues were generated from customers with fixed committed contracts or leases. Additionally, our warehouse segment revenues are diversified by commodity type. The chart below shows the diversification by commodity type of our warehouse segment revenues for the year ended December 31, 2024:

Diversified Revenue Streams

(By Commodity Type)

Other
10%
Retail
19%
Frozen Produce
4%
Distributors
4%
Bakery
4%
Pork
4%
Beef
7%
Potatoes
8%
Dairy
9%
Poultry
12%
Packaged Foods
19%
$2,417mm
2024 Warehouse Revenue

We consider ownership of our temperature-controlled warehouses to be fundamental to our business, and critical to our ability to attract and retain customers and our ability to achieve our targeted return on invested capital. We believe that the ownership of our real estate provides the Company with cost of capital and balance sheet advantages, stemming from the attractive financing options available to real estate owners and the tax advantages of being a REIT. We also believe that consolidation of the ownership and operation of our portfolio significantly enhances the value of our business by allowing us to provide customers with our complementary suite of value-added services across one integrated and reliable cold chain network. Ownership of our integrated cold chain network enhances our ability to efficiently reposition customers and undertake capital improvements or other modifications on their behalf. While some of our warehouses are leased, we own over 75%, excluding ground leases, of our warehouses. Our decision to own, rather than lease, a significant majority of our warehouses provides us with better control over the specialized nature of our assets and greater influence over our warehouse locations on a long-term basis, which is crucial to meeting our customers’ “mission-critical” cold chain needs.

Americold Realty Operating Partnership, L.P. was formed as a Delaware limited partnership on April 5, 2010. The Company’s principal executive office is located at 10 Glenlake Parkway, South Tower, Suite 600, Atlanta, Georgia 30328, and the Company’s telephone number is (678) 441-1400. The Company’s website address is www.americold.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document Americold Realty Trust, Inc. files with or furnishes to the SEC.

The Offering

The summary below describes the principal terms of the notes and the guarantees. Certain of the terms described below are subject to important limitations and exceptions. The section entitled “Description of Notes” in this prospectus supplement and the section entitled “Description of Debt Securities and Related Guarantees” in the accompanying prospectus contain more detailed descriptions of the terms of the notes, the guarantees and the indenture governing the notes and the guarantees. For purposes of this section entitled “—The Offering” and the section entitled “Description of Notes” in this prospectus supplement, references to “we,” “us,” “our” and “operating partnership” refer only to Americold Realty Operating Partnership, L.P. and not to its subsidiaries or Americold Realty Trust, Inc.; and references to the “Parent Guarantors” refer only to Americold Realty Trust, Inc. and Americold Operations and not to their respective subsidiaries.

Issuer of Notes	Americold Realty Operating Partnership, L.P.

Securities Offered	$ aggregate principal amount of % notes due 20 .

Maturity Date	, 20 , unless redeemed prior to such date as permitted herein.

Interest	% per year, payable semi-annually in arrears on and of each year, beginning on , 2025, and on the stated maturity date or redemption date.

Ranking of Notes and Guarantees	The notes will be unsecured senior obligations of the operating partnership. As a result, the notes will:

•	rank equally in right of payment with all existing and future unsecured senior indebtedness of the operating partnership;

•

be effectively subordinated to all existing and future secured indebtedness of the operating partnership and the operating partnership’s subsidiaries to the extent of the value of the assets securing such indebtedness;

•

be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and preferred equity of the operating partnership’s subsidiaries that do not guarantee the notes (the “non-guarantor subsidiaries”) (other than any indebtedness owed to the operating partnership or any Subsidiary Guarantor by such non-guarantor subsidiaries); and

•	rank senior in right of payment to all of the operating partnership’s existing and future indebtedness, if any, that is by its terms expressly subordinated to the notes.

The notes will initially be fully and unconditionally guaranteed, jointly and severally, by the Parent Guarantor and the Subsidiary Guarantors. However, the Parent Guarantors have no significant operations and no material assets other than their investments in the operating partnership. After the original issue date of the notes, the notes will also be fully and unconditionally guaranteed, jointly and severally with the other Guarantors, by each direct and indirect subsidiary of Americold Realty Trust, Inc. (other than the operating partnership, Americold Operations and the Subsidiary Guarantors), if

such subsidiary, directly or indirectly, is a co-borrower, guarantor or other obligor under the Primary Credit Facility (as defined in “Description of Notes—Definitions” in this prospectus supplement).

The guarantees will be unsecured senior obligations of the applicable Guarantor. As a result, the guarantee of a Guarantor will:

•	rank equally in right of payment with all existing and future unsecured senior indebtedness of such Guarantor;

•	be effectively subordinated to all existing and future secured indebtedness of such Guarantor and such Guarantor’s subsidiaries to the extent of the value of the assets securing such indebtedness;

•

be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and preferred equity of such Guarantor’s subsidiaries (other than any indebtedness owed to such Guarantor by such subsidiaries) unless any such Guarantor subsidiary is the operating partnership or a Guarantor of the notes; and

•	rank senior in right of payment to all existing and future indebtedness of such Guarantor, if any, that is by its terms expressly subordinated to such Guarantor’s guarantee.

As of December 31, 2024:

•

the operating partnership had $3.48 billion of consolidated total indebtedness outstanding, including $174.8 million of secured debt consisting of sale-leaseback financing obligations and capital lease obligations;

•	the operating partnership was a direct borrower on $3.1 billion of indebtedness outstanding, none of which was secured;

•	the Subsidiary Guarantors were direct borrowers on $220.0 million of indebtedness outstanding, none of which was secured;

•	the non-guarantor subsidiaries had $174.8 million of indebtedness outstanding, all of which was secured, and no unsecured indebtedness outstanding; and

•	the Subsidiary Guarantors and the non-guarantor subsidiaries had no preferred equity outstanding;

in each case, exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and committed letters of credit.

As of December 31, 2024, the operating partnership (excluding the Subsidiary Guarantors and the non-guarantor subsidiaries) had an aggregate of $5.1 billion of assets, the Subsidiary Guarantors had an aggregate of $635.5 million of assets, and the non-guarantor subsidiaries had an aggregate of $2.0 billion of assets, in each case, excluding intercompany obligations and investments in the Subsidiary Guarantors and the non-guarantor subsidiaries.

Optional Redemption	Prior to , 20 (the date that is months prior to the stated maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price in cash (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of Notes—The Operating Partnership’s Redemption Rights” in this prospectus supplement) plus 0. % (or basis points) less (b) unpaid interest accrued thereon to, but excluding, the redemption date; and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, unpaid interest accrued thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed plus unpaid interest accrued thereon to, but excluding, the redemption date. See “Description of Notes—The Operating Partnership’s Redemption Rights” in this prospectus supplement.

The notes will not be subject to any sinking fund provision.

Use of Proceeds	We anticipate that the net proceeds from this offering will be approximately $ million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to repay a portion of our outstanding borrowings under the revolving credit facility, which borrowings were made in the last 12 months to fund capital expenditures and a recent acquisition, and to pay fees and expenses incurred in connection with the offering of the notes and, to the extent there are any remaining proceeds therefrom, for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	As described in “Use of Proceeds” in this prospectus supplement, we intend to use a portion of the net proceeds from this offering to repay a portion of our outstanding borrowings under the revolving credit facility. Certain of the underwriters or their affiliates are lenders, joint lead arrangers, bookrunners, syndication agents, letter of credit issuers and/or administrative agents under the revolving credit facility. Therefore, such underwriters and/or affiliates of such underwriters may receive more than 5% of the net proceeds from this offering to the extent that we use any such proceeds to repay borrowings under the revolving credit facility. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

Additional Amounts	Subject to certain limited exceptions, each Subsidiary Guarantor is required, and each Future Guarantor that is a Foreign Subsidiary, if any, will be required, to pay Additional Amounts (as defined in “Description of Notes—Payment of Additional Amounts” in this prospectus supplement) to holders or beneficial owners of the notes from time to time in the event any payment made under its guarantee is subject to deduction or withholding in respect of Taxes (as defined in “Description of Notes—Definitions” in this prospectus supplement).

Certain Covenants	The indenture governing the notes will contain certain covenants that, among other things, limit:

•	the ability of the operating partnership or any of the Guarantors to consummate a merger, consolidation or sale of all or substantially all of its respective assets; and

•	the ability of Americold Realty Trust, Inc. and its subsidiaries to incur secured and unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes—Certain Covenants” in this prospectus supplement.

No Limitation on Incurrence of New Debt	Subject to compliance with covenants relating to the Company’s total outstanding debt, secured debt, maintenance of total unencumbered assets and debt service, the indenture will not limit the amount of debt that the operating partnership or any of the Guarantors may issue, or the amount of indebtedness that the non-guarantor subsidiaries, or preferred equity that our subsidiaries, may issue, under the indenture or otherwise.

Further Issuances	We may from time to time, without the consent of, or notice to, existing noteholders, create and issue additional notes having the same terms as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price and first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the notes offered by this prospectus supplement; provided, however, that if such additional notes will not be fungible with the notes offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

No Market	The notes offered hereby are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without the consent of, or notice to, noteholders.

Book-Entry Form	The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, DTC, in New York, New York. Beneficial interests in the global certificates representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear system, and such interests may not be exchanged for certificated notes, except in limited circumstances.

Risk Factors	You should read carefully the “Risk Factors” beginning on page S-8 of this prospectus supplement, the risks set forth under the heading “Risk Factors” on page 3 of the accompanying prospectus, as well as the risks described under “Risk Factors” in Americold Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 and any other documents incorporated by reference herein and therein, for certain considerations relevant to an investment in the notes and related guarantees.

Trustee	U.S. Bank Trust Company, National Association

RISK FACTORS

In addition to other information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we authorize to be delivered to you, you should carefully consider the risks described below and incorporated herein by reference to Americold Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended and supplemented by any other subsequent filings of Americold Realty Trust, Inc. under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in evaluating the Company and its properties and business before making a decision to invest in the notes and related guarantees. These risks are not the only ones faced by the Company. Any of these risks could materially and adversely affect the Company’s business, financial condition, liquidity, results of operations and prospects, and the Company’s ability to service its debt, including the notes, which we refer to collectively as materially and adversely affecting us, having a material adverse effect on us or comparable phrases. Additional risks not presently known to the Company or that the Company currently deems immaterial could also materially and adversely affect us. The market price and liquidity of the notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by the Company described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. See “Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering

Our substantial indebtedness could materially adversely affect our financial condition and ability to fulfill our debt service obligations and otherwise have a material adverse effect on us.

We have a substantial amount of debt. As of December 31, 2024:

•

the operating partnership had $3.48 billion of consolidated total indebtedness outstanding, including $174.8 million of secured debt consisting of sale-leaseback financing obligations and capital lease obligations;

•	the operating partnership was a direct borrower on $3.1 billion of indebtedness outstanding, none of which was secured;

•	the Subsidiary Guarantors were direct borrowers on $220.0 million of indebtedness outstanding, none of which was secured;

•	the non-guarantor subsidiaries had $174.8 million of indebtedness outstanding, all of which was secured, and no unsecured indebtedness outstanding; and

•	the Subsidiary Guarantors and the non-guarantor subsidiaries had no preferred equity outstanding;

in each case, exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and committed letters of credit.

We may incur significant additional debt for various business purposes, including to finance future acquisition and development activities. Approximately $658.2 million was available for further borrowing under the revolving credit facility at March 21, 2025.

Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments with respect to the notes and our other indebtedness;

•	we may be unable to borrow additional funds as needed or on favorable terms;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•

because a significant portion of our debt bears interest at variable rates (with variable rate unhedged debt of $255.1 million as of December 31, 2024), increases in interest rates could materially increase our interest expense;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•

we may default on our obligations and the lenders or mortgagees may foreclose on our properties or our interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;

•	we may violate restrictive covenants in our debt agreements, which would entitle the lenders to accelerate our debt obligations; and

•

our default under any indebtedness with cross default provisions could result in a default on other indebtedness; however, defaults permitting acceleration of other indebtedness may not trigger a cross default under the notes permitting acceleration thereunder.

If any one of these events were to occur, our financial condition, results of operations, cash flow and cash available for distribution, including our ability to satisfy our debt service obligations with respect to the notes, could be materially adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, a circumstance which could hinder Americold Realty Trust, Inc.’s ability to meet the REIT distribution requirements imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

The notes are unsecured, and the effective subordination of the notes may limit the operating partnership’s ability to satisfy its obligations under the notes.

The notes will be unsecured senior obligations of the operating partnership. As a result, the notes will:

•	rank equally in right of payment with all existing and future unsecured senior indebtedness of the operating partnership;

•

be effectively subordinated to all existing and future secured indebtedness of the operating partnership and the operating partnership’s subsidiaries to the extent of the value of the assets securing such indebtedness;

•

be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and preferred equity of the non-guarantor subsidiaries (other than any indebtedness owed to the operating partnership or any Subsidiary Guarantor by such non-guarantor subsidiaries); and

•	rank senior in right of payment to all of the operating partnership’s existing and future indebtedness, if any, that is by its terms expressly subordinated to the notes.

While the indenture governing the notes will limit the ability of the Company to incur additional indebtedness, including secured indebtedness, in the future, it will not prohibit the Company from incurring such indebtedness if the Company is in compliance with certain financial ratios and other requirements. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the operating partnership or its subsidiaries, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under the operating partnership’s senior unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

The notes also will be effectively subordinated to all existing and future liabilities and preferred equity of the non-guarantor subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such non-guarantor subsidiary, the operating partnership, as an equity owner of such non-guarantor subsidiary, and therefore holders of the operating partnership’s unsecured indebtedness, including, if applicable, the notes, will be subject to the prior claims of such non-guarantor subsidiary’s creditors, including trade creditors, and preferred equity holders. As of December 31, 2024, the non-guarantor subsidiaries had $174.8 million of indebtedness outstanding, all of which was secured, and no preferred equity outstanding. While the indenture governing the notes will limit the ability of the operating partnership’s subsidiaries to incur additional indebtedness, including unsecured indebtedness, in the future, it will not prohibit such subsidiaries from incurring such indebtedness if the Company is in compliance with certain financial ratios and other requirements, and the indenture will not prohibit such subsidiaries from issuing preferred equity under any circumstances.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our business, financial condition, liquidity, results of operations and prospects and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures or strategic acquisitions and alliances, any of which could have a material adverse effect on us. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing the senior credit facilities, the outstanding senior unsecured notes and certain other indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur additional indebtedness, the risks associated with our substantial leverage described above, including our possible inability to service our debt, including the notes, would increase. In addition, the agreements governing the senior credit facilities and the outstanding senior unsecured notes do not, and the indenture governing the notes will not, prevent us from incurring obligations that do not constitute indebtedness.

The Parent Guarantors have no significant operations and no material assets other than their investments in us.

The notes will be fully and unconditionally guaranteed by the Parent Guarantors. However, the Parent Guarantors have no significant operations and no material assets other than their investments in the operating partnership. The guarantees will be unsecured senior obligations of the Parent Guarantors and will rank equally in right of payment with all existing and future unsecured senior indebtedness of such Parent Guarantor and will be effectively subordinated to all existing and future secured indebtedness of such Parent Guarantor and such Parent Guarantor’s subsidiaries to the extent of the value of the assets securing such indebtedness and be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and preferred equity of such Parent Guarantor’s subsidiaries (other than any indebtedness owed to such Parent Guarantor by such subsidiaries) unless any such subsidiary is the operating partnership or a Guarantor of the notes. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to a Parent Guarantor, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures the secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under such Parent Guarantor’s senior unsecured indebtedness, including the guarantees, until such secured indebtedness is satisfied in full. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of such Parent Guarantor’s subsidiaries, such Parent Guarantor, as an equity owner of such subsidiary, and therefore holders of such Parent Guarantor’s unsecured indebtedness, including, if applicable, the guarantees, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders.

Federal and state statutes allow courts, under specific circumstances, to void guarantees.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantees provided by the Initial Guarantors in respect of the notes, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantees:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantees;

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantees;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by the guarantor pursuant to its guarantees could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.

The court might also void such guarantees, without regard to the above factors, if it found that a guarantor entered into its guarantees with actual or deemed intent to hinder, delay, or defraud its creditors.

A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its guarantees unless it benefited directly or indirectly from the issuance of the notes. If a court voided such guarantees, holders of the notes would no longer have a claim against such Guarantor. In this regard, in an attempt to limit the applicability of fraudulent transfer laws, the indenture limits the amount of each guarantee to the amount that will result in it not constituting a fraudulent transfer or conveyance under applicable law. As a result, a Guarantor’s liability under its guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and applicable law. However, we cannot assure you as to what standard a court would apply in making a determination regarding whether reasonably equivalent value or fair consideration was received or as to what would be the maximum liability of each Guarantor or whether this limitation would be effective in protecting a guarantee from being voided under fraudulent transfer laws.

In addition, any guarantees provided by any Foreign Subsidiaries shall be subject to legal and regulatory requirements and restrictions applicable to such Foreign Subsidiary.

Some of the guarantees may be released automatically.

A Guarantor, other than Americold Realty Trust, Inc., will be automatically released and relieved from its obligations under its guarantee and the indenture and any supplemental indenture in the following circumstances:

•

such Guarantor is no longer a co-borrower or guarantor or other obligor under the Primary Credit Facility (or which guarantee or other obligation is being simultaneously released or will be immediately released upon the release of such Guarantor from its guarantee of the notes); provided that any release of such Guarantor’s guarantee pursuant to this bullet point will not limit the obligation of such Guarantor to guarantee the notes at any time after such release if such Guarantor, directly or indirectly, is a co-borrower, guarantor or other obligor under the Primary Credit Facility;

•

such Guarantor consolidates or merges with or into or transfers all of its properties or assets to the operating partnership, Americold Realty Trust, Inc. or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist;

•

if we exercise our legal defeasance option or if our obligations under the indenture are discharged in accordance with the terms of the indenture, as described below in “Description of Notes—Defeasance—Legal Defeasance” and “Description of Notes—Satisfaction and Discharge” in this prospectus supplement;

•	upon the sale or other disposition (including by way of consolidation or merger) of the equity interests in such Guarantor; or

•	upon the sale or disposition of all or substantially all of the assets of such Guarantor;

provided, however, that in the case of the fourth and fifth bullet points above, (1) such sale or other disposition is made to a person other than Americold Realty Trust, Inc. or any of its other Subsidiaries (as defined in “Description of Notes—Definitions” in this prospectus supplement) and (2) such sale or disposition is otherwise permitted by the indenture.

The indenture governing the notes will contain restrictive covenants that limit our operating flexibility.

The indenture governing the notes will contain financial and operating covenants that, among other things, will restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on:

•	the ability of the operating partnership or any of the Guarantors to consummate a merger, consolidation or sale of all or substantially all of its respective assets; and

•	the ability of the Company to incur secured and unsecured indebtedness.

In addition, the agreements governing the senior credit facilities and the outstanding senior unsecured notes require us to meet specified financial ratios and the indenture governing the notes will require the Company to maintain at all times a specified ratio of unencumbered assets to unsecured debt.

All of these covenants may restrict the Company’s ability to expand or fully pursue our business strategies. The ability to comply with these and other provisions of the indenture governing the notes and the agreements governing the senior credit facilities and the outstanding senior unsecured notes may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond the Company’s control. The breach of any of these covenants could result in a default under our or a Guarantor’s indebtedness, which could cause those and other obligations to become due and payable prior to maturity, although such acceleration may apply to indebtedness other than the notes, effectively subordinating the position of noteholders to the related payments. If any of our or a Guarantor’s indebtedness is accelerated, we may not be able to repay it, which could materially and adversely affect us.

Our management will have broad discretion in allocating the net proceeds of this offering.

Our management has significant flexibility in applying the net proceeds we expect to receive in this offering. We intend to use the net proceeds from this offering as described in “Use of Proceeds” in this prospectus supplement but because the net proceeds are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or propriety of our application of the net proceeds, and you may not agree with our decisions. In addition, our use of the net proceeds from this offering may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could have a material adverse effect on us. See “Use of Proceeds” in this prospectus supplement.

There is no prior market for the notes, and if an active trading market does not develop for the notes, you may not be able to resell them.

Prior to this offering, there was no market for the notes and we cannot assure you that an active trading market for the notes will ever develop or be maintained. Although we have registered the offer and sale of the notes under the Securities Act of 1933, as amended (the “Securities Act”), we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have informed us that they currently intend to make a market in the notes after this offering is completed. However, the underwriters may cease their market-making at any time without the consent of, or notice to, noteholders. The lack of a trading market could adversely affect your ability to sell the notes and the price at which you may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the Company’s results of operations, liquidity, financial condition and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of the Company’s results of operations, liquidity, financial condition or prospects.

A downgrade or change in outlook in our or a Guarantor’s credit ratings, or an announced review of those ratings, by the credit rating agencies could materially and adversely affect the market price of the notes.

The credit ratings and outlooks assigned to the notes and other debt securities of the operating partnership or a Guarantor could change based upon, among other things, our or a Guarantor’s results of operations, liquidity, financial condition and prospects. Our or a Guarantor’s credit ratings and outlooks are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be downgraded, reviewed for possible downgrading or withdrawn, or that a ratings outlook will not be negatively changed, by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other debt securities. If any of the credit rating agencies that have rated the notes or other debt securities of the operating partnership or a Guarantor downgrades its credit rating or negatively changes its rating outlook, or if any credit rating agency indicates that it has placed any such rating on review for a possible downgrading, it could have a material adverse effect on the market price of the notes and our costs and availability of capital, which could in turn have a material adverse effect on us.

SUMMARIZED ISSUER AND GUARANTOR FINANCIAL INFORMATION

The following summarized issuer and guarantor financial information is being provided pursuant to Rule 13-01 of Regulation S-X and is presented for the operating partnership, as the issuer, and the Initial Guarantors. The notes and the guarantees will be unsecured senior obligations of the operating partnership and each Guarantor, respectively, and will rank equally in right of payment with all of such entities’ existing and future senior unsecured indebtedness. The notes will be guaranteed fully and unconditionally on a joint and several basis by the Guarantors. Please see “Description of Notes—General,” “Description of Notes—Guarantees,” “Description of Notes—Ranking” and “Description of Notes—Certain Covenants—Future Guarantors” in this prospectus supplement for additional information regarding the guarantees.

Please refer to the audited consolidated financial statements and notes included in Americold Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, which is incorporated herein by reference, for further information regarding the Company.

The following table contains the summarized financial information of the Initial Guarantors and the operating partnership (collectively, the “Obligor Group”) on a combined basis after the elimination of intercompany balances and transactions between entities in the Obligor Group as of and for the year ended December 31, 2024 and December 31, 2023:

($ in thousands) (unaudited)	As of December 31, 2024	As of December 31, 2023
Total assets	$5,720,217	$5,805,363
Receivables from sales to subsidiaries other than the Initial Guarantors	—	—
Total liabilities	$3,552,290	$3,533,750

($ in thousands) (unaudited)	Year Ended December 31, 2024	Year Ended December 31, 2023
Total revenue	$1,615,888	$1,585,803
Revenues from sales to subsidiaries other than the Initial Guarantors	—	—
Operating income	103,659	74,470
Net (loss) from continuing operations	(74,972)	(81,859)
Net (loss) attributable to the entity	$(74,972)	$(81,859)

FORWARD-LOOKING STATEMENTS

The statements included and incorporated by reference into this prospectus supplement or the accompanying prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company makes statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference that are forward-looking statements within the meaning of the federal securities laws. Examples of forward-looking statements included in this prospectus supplement include those regarding our expected use of net proceeds from this offering. Likewise, all of our statements regarding anticipated market conditions, demographics and results of operations are forward-looking statements. Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements may contain such words. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and that we may not be able to realize. We do not guarantee that the transactions and events described will happen as described or that they will happen at all. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	rising inflationary pressures, increased interest rates and operating costs;

•	labor and power costs;

•	labor shortages;

•	our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation;

•	the impact of supply chain disruptions;

•	risks related to rising construction costs;

•

risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected timeframes, or at all, in respect thereof;

•	uncertainty of revenues, given the nature of our customer contracts;

•	acquisition risks, including the failure to identify or complete attractive acquisitions or failure to realize the intended benefits from our acquisitions;

•	difficulties in expanding our operations into new markets;

•	uncertainties and risks related to public health crises;

•	a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes;

•	risks related to implementation of our new enterprise resource planning system;

•	defaults or non-renewals of significant customer contracts;

•	risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations;

•	changes in applicable governmental regulations and tax legislation;

•	risks related to current and potential international operations and properties;

•	actions by our competitors and their increasing ability to compete with us;

•	changes in foreign currency exchange rates;

•

the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers for transportation services to our customers;

•	liabilities as a result of our participation in multi-employer pension plans;

•	risks related to the partial ownership of properties, including our joint venture investments;

•	risks related to natural disasters;

•	adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry;

•	risks associated with the ownership of real estate and temperature-controlled warehouses in particular;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	general economic conditions;

•	possible environmental liabilities;

•	uninsured losses or losses in excess of our insurance coverage;

•	financial market fluctuations;

•	our failure to obtain necessary outside financing on attractive terms, or at all;

•	risks related to, or restrictions contained in, our debt financings;

•	decreased storage rates or increased vacancy rates;

•	the potential dilutive effect of Americold Realty Trust, Inc.’s common stock offerings, including its ongoing at the market program;

•	the cost and time requirements as a result of Americold Realty Trust, Inc.’s operation as a publicly traded REIT; and

•	Americold Realty Trust, Inc.’s failure to maintain its status as a REIT.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. The risks included here are not exhaustive, and additional factors could materially and adversely affect us, including factors and risks included in other sections of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. Those risks continue to be relevant to the Company’s financial performance and condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a further discussion of these and other factors that could impact our results of operations, liquidity, financial condition or prospects, see the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and Americold Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be updated by subsequent filings with the SEC that are incorporated by reference herein and therein.

USE OF PROCEEDS

We anticipate that the net proceeds from this offering will be approximately $    million after deducting the underwriting discount and our estimated offering expenses.

We intend to use the net proceeds from this offering to repay a portion of our outstanding borrowings under the revolving credit facility, which borrowings were made in the last 12 months to fund capital expenditures and a recent acquisition, and to pay fees and expenses incurred in connection with the offering of the notes and, to the extent there are any remaining proceeds therefrom, for general corporate purposes.

As of March 21, 2025, the revolving credit facility had a total outstanding balance of approximately $471.1 million and $20.8 million of letters of credit issued thereon, leaving approximately $658.2 million available for use. As of December 31, 2024, borrowings under the revolving credit facility bore interest at an overall weighted average rate of 4.71%.

Certain of the underwriters or their affiliates are lenders, joint lead arrangers, bookrunners, syndication agents, letter of credit issuers and/or administrative agents under the revolving credit facility. Therefore, such underwriters and/or affiliates of such underwriters may receive more than 5% of the net proceeds from this offering to the extent that we use any such proceeds to repay borrowings under the revolving credit facility. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

DESCRIPTION OF NOTES

The following description summarizes key terms of the notes, the guarantees and the indenture referred to below. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms of the notes, the guarantees and the indenture, which are incorporated herein by reference. We urge you to read those documents in their entirety because they, and not this description nor the description in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us as described in “Incorporation of Certain Documents by Reference” in this prospectus supplement. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities and Related Guarantees.”

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” references to the “operating partnership,” “we,” “our” or “us” refer only to Americold Realty Operating Partnership, L.P. and not to its subsidiaries or Americold Realty Trust, Inc. and references to the “Company” refer only to Americold Realty Trust, Inc. and not to its subsidiaries, unless otherwise expressly stated or the context otherwise requires. Unless the context requires otherwise, references to “dollars” mean U.S. dollars. Capitalized terms used in this section have the meaning set forth below in “—Definitions” in this prospectus supplement.

General

The notes will be issued pursuant to an indenture dated as of September 12, 2024, among the operating partnership, each of the Company and Americold Operations, as Parent Guarantors, each of Nova Cold, Americold Australian Holdings and Icecap, as Subsidiary Guarantors, and U.S. Bank Trust Company, National Association, as trustee, as supplemented by a supplemental indenture, to be dated as of the first date of the issuance of the Notes. We refer to the indenture, as supplemented, as the “indenture.”

The terms of the notes and the guarantees include those provisions contained in the notes, the guarantees and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes and the guarantees are subject to all such terms, and holders of notes are referred to the notes, the guarantees, the indenture and the Trust Indenture Act for a statement thereof. You may request copies of the indenture and the form of the notes from us.

The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book-Entry, Delivery and Form” in this prospectus supplement. The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.

The terms of the notes provide that the operating partnership is permitted to reduce interest payments and any premiums, if any, otherwise payable to a holder for any amounts the operating partnership is required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest and premiums, if any, on the notes or pursuant to the guarantees. The operating partnership or any Guarantor, as the case may be, will set-off any such withholding tax that the operating partnership or such Guarantor is required to pay against payments of interest and premiums, if any, payable on the notes or pursuant to the guarantees, as the case may be.

Guarantees

On the date of issuance of the notes, each of the Company and Americold Operations, as Parent Guarantors, and each of Nova Cold, Americold Australian Holdings and Icecap, as Subsidiary Guarantors, will, jointly and severally, fully and unconditionally guarantee the operating partnership’s obligations under the notes, including the due and punctual payment of principal of, and premium, if any, and interest on, the notes, whether at stated maturity, upon acceleration, call for redemption or otherwise. In addition, after the original issue date of the notes, the Company will cause each of its direct and indirect Subsidiaries (other than the operating partnership, Americold Operations and the Subsidiary Guarantors), if such Subsidiary, directly or indirectly, is a co-borrower, guarantor or other obligor under the Primary Credit Facility, to guarantee the operating partnership’s obligations under the notes on a full and unconditional basis, jointly and severally with the other Guarantors, including the due and punctual payment of principal of, and premium, if any, and interest on, the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise, by executing and delivering a supplemental indenture that provides for the guarantee within thirty calendar days of becoming so obligated in accordance with the indenture, at which time all provisions of the indenture, the notes and the guarantees applicable to a Guarantor shall become applicable to such Future Guarantor. Under the terms of the guarantees, holders of the notes will not be required to exercise their remedies against the operating partnership before they proceed directly against any Guarantor. Each Guarantor’s obligations under the guarantees will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the guarantees constituting a fraudulent transfer or conveyance. See “Risk Factors—Risks Related to this Offering—Federal and state statutes allow courts, under specific circumstances, to void guarantees” in this prospectus supplement. In addition, any guarantees provided by any Foreign Subsidiaries shall be subject to legal and regulatory requirements and restrictions applicable to such Foreign Subsidiary.

The Parent Guarantors have no significant operations and no material assets other than their investments in the operating partnership. Accordingly, if the operating partnership fails to make a payment on the notes when due, none of the Parent Guarantors generally will have any funds to pay that amount pursuant to its guarantee. See “Risk Factors—Risks Related to this Offering—The Parent Guarantors have no significant operations and no material assets other than their investments in us.” in this prospectus supplement.

See also “—Payment of Additional Amounts” in this prospectus supplement with respect to the obligation of each Subsidiary Guarantor and each Future Guarantor that is a Foreign Subsidiary, if any, to make payments of Additional Amounts if payments under their respective guarantees are subject to deduction or withholding in respect of Taxes.

A Guarantor, other than the Company, will be automatically released and relieved from its obligations under its guarantee and the indenture and any supplemental indenture in the following circumstances:

•

such Guarantor is no longer a co-borrower or guarantor or other obligor under the Primary Credit Facility (or which guarantee or other obligation is being simultaneously released or will be immediately released upon the release of such Guarantor from its guarantee of the notes); provided that any release of such Guarantor’s guarantee pursuant to this bullet point will not limit the obligation of such Guarantor to guarantee the notes at any time after such release if such Guarantor, directly or indirectly, is a co-borrower, guarantor or other obligor under the Primary Credit Facility;

•

such Guarantor consolidates or merges with or into or transfers all of its properties or assets to the operating partnership, the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist;

•

if we exercise our legal defeasance option or if our obligations under the indenture are discharged in accordance with the terms of the indenture, as described below in “—Defeasance—Legal Defeasance” and “—Satisfaction and Discharge” in this prospectus supplement;

•	upon the sale or other disposition (including by way of consolidation or merger) of the equity interests in such Guarantor; or

•	upon the sale or disposition of all or substantially all of the assets of such Guarantor;

provided, however, that in the case of the fourth and fifth bullet points above, (1) such sale or other disposition is made to a person other than the Company or any of its other Subsidiaries and (2) such sale or disposition is otherwise permitted by the indenture.

Ranking

The notes will be unsecured senior obligations of the operating partnership. As a result, the notes will:

•	rank equally in right of payment with all existing and future unsecured senior indebtedness of the operating partnership;

•

be effectively subordinated to all existing and future secured indebtedness of the operating partnership and the operating partnership’s subsidiaries to the extent of the value of the assets securing such indebtedness;

•

be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and preferred equity of the non-guarantor subsidiaries (other than any indebtedness owed to the operating partnership or any Subsidiary Guarantor by such non-guarantor subsidiaries); and

•	rank senior in right of payment to all of the operating partnership’s existing and future indebtedness, if any, that is by its terms expressly subordinated to the notes.

The guarantees will be unsecured senior obligations of the applicable Guarantor. As a result, the guarantee of a Guarantor will:

•	rank equally in right of payment with all existing and future unsecured senior indebtedness of such Guarantor;

•	be effectively subordinated to all existing and future secured indebtedness of such Guarantor and such Guarantor’s subsidiaries to the extent of the value of the assets securing such indebtedness;

•

be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and preferred equity of such Guarantor’s subsidiaries (other than any indebtedness owed to such Guarantor by such subsidiaries) unless any such Guarantor subsidiary is the operating partnership or a Guarantor of the notes; and

•	rank senior in right of payment to all existing and future indebtedness of such Guarantor, if any, that is by its terms expressly subordinated to such Guarantor’s guarantee.

As of December 31, 2024:

•

the operating partnership had $3.48 billion of consolidated total indebtedness outstanding, including $174.8 million of secured debt consisting of sale-leaseback financing obligations and capital lease obligations;

•	the operating partnership was a direct borrower on $3.1 billion of indebtedness outstanding, none of which was secured;

•	the Subsidiary Guarantors were direct borrowers on $220.0 million of indebtedness outstanding, none of which was secured;

•	the non-guarantor subsidiaries had $174.8 million of indebtedness outstanding, all of which was secured, and no unsecured indebtedness outstanding; and

•	the Subsidiary Guarantors and the non-guarantor subsidiaries had no preferred equity outstanding;

in each case, exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and committed letters of credit.

As of December 31, 2024, the operating partnership (excluding the Subsidiary Guarantors and the non-guarantor subsidiaries) had an aggregate of $5.1 billion of assets, the Subsidiary Guarantors had an aggregate of $635.5 million of assets, and the non-guarantor subsidiaries had an aggregate of $2.0 billion of assets, in each case, excluding intercompany obligations and investments in the Subsidiary Guarantors and the non-guarantor subsidiaries.

Except as described under “—Certain Covenants” and “—Merger, Consolidation or Sale” in this prospectus supplement, the indenture that will govern the notes will not prohibit the operating partnership, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness or issuing preferred equity in the future. The limitations described under “—Certain Covenants” and “—Merger, Consolidation or Sale” in this prospectus supplement are subject to significant exceptions and qualifications, and in any event the Company, the operating partnership and their respective subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness and issue an unlimited amount of preferred equity without violating those covenants.

Payment of Additional Amounts

Payments made by each Subsidiary Guarantor and each Future Guarantor that is a Foreign Subsidiary, if any, in respect of their respective guarantees will be made free and clear of, and without deduction or withholding for, any Taxes, unless such Subsidiary Guarantor or Future Guarantor, as applicable, is required to deduct or withhold Taxes by applicable law.

If any Subsidiary Guarantor or any Future Guarantor that is a Foreign Subsidiary is required by applicable law to deduct or withhold any amount for or on account of Taxes from any payment made with respect to its guarantees, such Subsidiary Guarantor or Future Guarantor will pay such additional amounts as may be necessary so that the sum payable by such Subsidiary Guarantor or Future Guarantor is increased as necessary so that, after such deduction or withholding has been made, each holder or beneficial owner of the notes receives an amount equal to the sum it would have received had no such deduction or withholding been made (“Additional Amounts”); provided that no Additional Amounts will be payable with respect to Taxes:

•

that are imposed as a result of the holder or beneficial owner of the notes being organized under the laws of, or having its principal office in, the jurisdiction imposing such Tax (or any political subdivision thereof);

•	that are imposed as a result of a present or former connection between the holder or beneficial owner of the notes and the jurisdiction imposing such Tax;

•	payable other than by withholding from payments in respect of the guarantee of such Subsidiary Guarantor or Future Guarantor;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

•

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

•

at least 30 days before the first payment date with respect to which such Additional Amounts or Taxes shall be payable, such Subsidiary Guarantor or Future Guarantor has notified such recipient in writing that such recipient is required to comply with such requirement;

•

that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the issue date of the notes (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

•	any combination of the foregoing items.

All references in this prospectus supplement and the accompanying prospectus, other than under “Description of Debt Securities—Satisfaction, Discharge and Defeasance” in the accompanying prospectus, to the payment of principal of, and premium, if any, and interest on, the notes (and similar phrases) or any payment made by any Subsidiary Guarantor or any Future Guarantor that is a Foreign Subsidiary under its guarantee shall be deemed to include Additional Amounts to the extent that, in that context, Additional Amounts are, were or would be payable. Notwithstanding anything to the contrary in this prospectus supplement and the accompanying prospectus, in no event shall the operating partnership, the Parent Guarantors, or any Future Guarantor that is a Domestic Subsidiary be obligated, directly or indirectly, for Additional Amounts, if any.

Additional Notes

The notes will initially be limited to an aggregate principal amount of $    . The operating partnership may from time to time, without the consent of, or notice to, existing noteholders, create and issue additional notes having the same terms as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price and first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the notes offered by this prospectus supplement; provided, however, that if such additional notes will not be fungible with the notes offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

Interest

Interest on the notes will accrue at the rate of    % per year from, and including,   , 2025 or the most recent interest payment date to which interest has been paid or provided for and will be payable semi-annually in arrears on and    of each year, beginning on    , 2025, and on the stated maturity date or redemption date. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the    or    (whether or not a business day) immediately preceding the applicable interest payment date.

Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity

The notes will mature on  , 20  and will be paid against presentation and surrender thereof at the designated corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—The Operating Partnership’s Redemption Rights” in this prospectus supplement. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

The Operating Partnership’s Redemption Rights

Prior to  , 20  (the date that is  months prior to the stated maturity date of the notes) (the “Par Call Date”), the operating partnership may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price in cash (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis

(assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.    % (or    basis points) less (b) unpaid interest accrued thereon to, but excluding, the redemption date; and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, unpaid interest accrued thereon to, but excluding, the redemption date.

On or after the Par Call Date, the operating partnership may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed plus unpaid interest accrued thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the operating partnership in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the operating partnership as of 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date the notice of redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the operating partnership shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the date the notice of redemption is given H.15 TCM is no longer published, the operating partnership shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date the notice of redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the operating partnership shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the operating partnership shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The operating partnership’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, installments of interest that are due and payable on any interest payment date falling on or prior to a redemption date will be payable to the persons who were the registered holders of the notes (or one or more predecessor notes) at the close of business on the relevant record date for such interest payment date according to their terms and the provisions of the indenture. Written notice of redemption must be given to the trustee on the date that the redemption price is determined and to the holders of the notes (or portions thereof) to be redeemed (with a copy to the trustee) not less than 10 nor more than 60 days prior to the redemption date.

If the operating partnership redeems the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) by lot or such method as it deems fair and appropriate or, if applicable, as is required by the depositary for notes in global form.

In the event of any redemption of notes, the operating partnership will not be required to:

•

register the transfer of or exchange any note during a period beginning at the opening of business 15 days before the mailing of notice of redemption of the notes and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Unless the operating partnership defaults in the payment of the redemption price on the notes (or portions thereof) called for redemption on a redemption date, then, from, and including the redemption date, such notes (or portions thereof, as the case may be) shall cease to bear interest.

Notwithstanding the foregoing, the operating partnership will not redeem the notes on any date if the principal amount of the notes has been accelerated, and the acceleration has not been rescinded or cured on or prior to the redemption date.

Certain Covenants

Maintenance of Total Unencumbered Assets. The indenture will provide that the Company, the operating partnership and their respective Subsidiaries will not have at any time a Total Unencumbered Asset Value of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Company, the operating partnership and their respective Subsidiaries determined on a consolidated basis in accordance with GAAP.

Total Debt Test. Neither the Company nor the operating partnership will, nor will either of them permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all outstanding Debt of the Company, the operating partnership and their respective Subsidiaries at the time of such incurrence would exceed 60% of the sum of (i) the Total Asset Value as of the last day of the then most recently ended fiscal quarter for which financial information is available prior to the incurrence of such Debt, and (ii) the aggregate purchase price of any real estate assets acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or used to reduce Debt), by the Company, the operating partnership or any of their respective Subsidiaries since the end of such fiscal quarter (such sum of (i) and (ii), the “Adjusted Total Asset Value”).

Secured Debt Test. Neither the Company nor the operating partnership will, nor will either of them permit any of its Subsidiaries to, incur any Debt secured by any Lien on any property or assets of the Company, the operating partnership or any of their respective Subsidiaries, whether owned on the date of the first supplemental indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all outstanding Debt of the Company, the operating partnership and their respective Subsidiaries that is secured by a Lien on any such property or assets at the time of such incurrence is greater than 40% of the Adjusted Total Asset Value.

Interest Coverage Ratio Test. Neither the Company nor the operating partnership will, nor will either of them permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of Property EBITDA to Interest Expense for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, in each case, for the then most recently ended four fiscal quarter period for which financial information is available prior to the incurrence of such Debt, would be less than 1.50 to 1.00.

For purposes of the above four covenants, Debt will be deemed to be incurred by the Company, the operating partnership or any of their respective Subsidiaries whenever the Company, the operating partnership or any such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Existence. Except as permitted by the covenant described under “—Merger, Consolidation or Sale” in this prospectus supplement, the indenture will provide that the operating partnership and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect the operating partnership’s and each Guarantor’s existence, rights (charter and statutory) and franchises. However, neither the operating partnership nor any Guarantor will be required to preserve any right or franchise if the Company’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the operating partnership’s or such Guarantor’s business.

Payment of Taxes and Other Claims. The indenture will provide that the operating partnership and each Guarantor will each pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all material taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

•	all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, neither the operating partnership nor any Guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Maintenance of Properties. Each of the operating partnership and the Guarantors will cause all of its material properties used or useful in the conduct of its business or any of its Subsidiaries’ businesses to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the Company’s judgment may be necessary in order for it to at all times properly and advantageously conduct its business carried on in connection with such properties. Neither the operating partnership nor any Guarantor will be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if, in the Company’s reasonable judgment, it is in their best interest, (2) discontinuing maintenance or operation of any property if, in the Company’s reasonable judgment, it is in their best interest and is not disadvantageous in any material respect to the holders of the notes, or (3) selling or otherwise disposing for value properties in the ordinary course of business.

Insurance. Each of the operating partnership and the Guarantors will, and will cause each of their Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which they do business in accordance with prevailing market conditions and availability.

Provision of Financial Information. For so long as the notes are outstanding, if at any time (1) the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason or (2) the operating partnership and the Guarantors (other than the Company) are no longer permitted to include summarized financial information in the Company’s filings under the Exchange Act and are not subject to the periodic reporting requirements of the Exchange Act, the operating partnership and such Guarantors will, at their option, either (i) post on a publicly available website; (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”); or (iii) deliver to the trustee and the holders of the notes, in each case within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that would have been required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, had the operating partnership and such Guarantors been subject to such Exchange Act periodic reporting requirements. The trustee shall have no obligation to determine whether or not such reports, information, statements or documents have been filed, posted or delivered. Delivery of such reports, information, statements and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants contained in the indenture as to which the trustee is entitled to rely exclusively on officers’ certificates. If we elect to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided upon request to holders and beneficial owners of, and bona fide potential investors in, the notes.

Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.

Future Guarantors. After the original issue date of the notes, the Company will cause each of its direct and indirect Subsidiaries (other than the operating partnership, Americold Operations and the Subsidiary Guarantors), if such Subsidiary, directly or indirectly, is a co-borrower, guarantor or other obligor under the Primary Credit Facility, to guarantee the operating partnership’s obligations under the notes on a full and unconditional basis, jointly and severally with the other Guarantors, including the due and punctual payment of principal of, and premium, if any, and interest on, the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise, by executing and delivering a supplemental indenture that provides for the guarantee within thirty calendar days of becoming so obligated in accordance with the indenture, at which time all provisions of the indenture, the notes and the guarantees applicable to a Guarantor shall become applicable to such Future Guarantor. Such supplemental indenture in respect of any guarantee provided by any Foreign Subsidiary shall be subject to legal and regulatory requirements and restrictions applicable to such Foreign Subsidiary. In addition, each Future Guarantor that is a Foreign Subsidiary, if any, will be required to pay Additional Amounts in respect of amounts payable under its guarantee as contemplated under “—Payment of Additional Amounts” in this prospectus supplement.

The operating partnership and the Guarantors may omit in any particular instance to comply with any term, provision or condition described under this caption “—Certain Covenants” with respect to the notes if before or after the time for such compliance the holders of a majority in principal amount of all outstanding notes, by act of such holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the operating partnership and the Guarantors and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

The covenants described under this caption “—Certain Covenants” shall, insofar as they relate to the notes, be subject to covenant defeasance as described under “—Defeasance—Covenant Defeasance” in this prospectus supplement, provided that, notwithstanding the foregoing, the covenant of the operating partnership and each Guarantor to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted by the provisions described under “—Merger, Consolidation or Sale”) and the provisions described above under “— Provision of Financial Information” and “—Future Guarantors” shall not be subject to covenant defeasance.

Merger, Consolidation or Sale

The indenture will provide that each of the operating partnership and the Parent Guarantors may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of its properties and assets to, any other entity, provided that the following conditions are met:

•

the operating partnership or such Parent Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the operating partnership or a Parent Guarantor, as the case may be) formed by or resulting from any merger or consolidation or which shall have received the sale, assignment, conveyance, transfer or lease of properties and assets shall be domiciled in the United States, any state thereof or the District of Columbia and, in the case of the operating partnership, shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest on, all of the notes and the due and punctual performance and observance of all of the covenants of the operating partnership in the indenture or, in the case of such Parent Guarantor, shall expressly assume the due and punctual payment of all amounts due under its guarantee of the notes and the due and punctual performance and observance of all of the covenants of such Parent Guarantor in the indenture and its guarantee, as the case may be;

•

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•

an officers’ certificate and an opinion of counsel shall have been delivered to the trustee, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the indenture and that all conditions precedent provided for relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which neither the operating partnership nor any Parent Guarantor is the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the operating partnership or a Parent Guarantor, as the case may be, and (except in the case of a lease) the operating partnership or such Parent Guarantor shall be discharged from our or its obligations, as the case may be, under the indenture, the notes and its guarantee, as applicable.

In addition, the indenture will provide that each Subsidiary Guarantor and any Future Guarantor may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of its properties and assets to, any other entity, provided that the following conditions are met:

•

such Subsidiary Guarantor or Future Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than such Subsidiary Guarantor or Future Guarantor, as applicable) formed by or resulting from any merger or consolidation or which shall have received the sale, assignment, conveyance, transfer or lease of properties and assets (i) shall be domiciled in the United States, any state thereof or the District of Columbia or any member country in the Organization for Economic Co-operation and Development or any Governmental Authority thereof, (ii) if organized and existing other than under the laws of the United States, any state thereof or the District of Columbia, shall (A) expressly agree to make payment of all amounts due under the guarantee of such Subsidiary Guarantor or Future Guarantor, as applicable, free and clear of, and without deduction or withholding for, any Taxes, unless required by law, in which case such successor entity shall also agree to pay

Additional Amounts as required above under “—Payment of Additional Amount” in this prospectus supplement, and (B) irrevocably and unconditionally (I) consent and submit to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the indenture or guarantees, (II) waive, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (III) appoint an agent (which may be a Parent Guarantor, the operating partnership or any of their Domestic Subsidiaries doing business in the Borough of Manhattan in The City of New York) for service of process in The City of New York in any such legal action, suit or proceeding and (iii) shall expressly assume the due and punctual payment of all amounts due under the guarantee of such Subsidiary Guarantor or Future Guarantor, as applicable, and the due and punctual performance and observance of all of the covenants of such Subsidiary Guarantor or Future Guarantor, as applicable, in the indenture and the guarantee, as the case may be; provided, that the foregoing requirements will not apply in the case of a Subsidiary Guarantor or any Future Guarantor that is a Subsidiary of the Company or the operating partnership (x) that has been disposed of in its entirety to another person (other than to the Company or an affiliate of the Company), whether through a merger, consolidation or sale of equity interests or has sold, assigned, conveyed, transferred or leased all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its equity interests, ceases to be a Subsidiary of the Company or the operating partnership;

•

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•

an officers’ certificate and an opinion of counsel shall have been delivered to the trustee, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the indenture and that all conditions precedent provided for relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which such Subsidiary Guarantor or Future Guarantor, as the case may be, is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor or Future Guarantor, as the case may be, and (except in the case of a lease) such Subsidiary Guarantor or Future Guarantor, as the case may be, shall be discharged from its obligations under the indenture and its guarantee.

This “Merger, Consolidation or Sale” covenant will not apply to:

•

a merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of assets between or among any Parent Guarantor, the operating partnership or any Subsidiary Guarantor; provided, however that the foregoing clause shall not apply to any merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of assets involving the operating partnership where the operating partnership is not the continuing entity or the successor entity; or

•

a merger between the Company or any of its Subsidiaries, respectively, and an affiliate of the Company or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing the Company or such Subsidiary in another state of the United States.

Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.

Events of Default

The indenture provides that the following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest or any Additional Amounts under the notes or the guarantees thereof, as the case may be;

•	default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable;

•

failure by the operating partnership or any Guarantor to comply with any of the operating partnership’s or such Guarantor’s respective other agreements in the notes, the guarantees or the indenture with respect to the notes upon receipt by the operating partnership of written notice of such default by the trustee or by holders of not less than 25% in principal amount of the notes then outstanding and the operating partnership’s failure to cure (or obtain a waiver of) such default within 60 days after the operating partnership receives such notice;

•

failure to pay any Debt (other than Non-Recourse Debt) for monies borrowed by the operating partnership, the Company or any of their respective Significant Subsidiaries in an outstanding principal amount in excess of $75.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt (other than Non-Recourse Debt) is, or has become, the primary obligation of the operating partnership or the Company or any of their respective Significant Subsidiaries and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the operating partnership from the trustee or to the operating partnership and the trustee from holders of not less than 25% in principal amount of the outstanding notes;

•

any Guarantor’s guarantee of the notes ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the indenture or its guarantee; or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the operating partnership, any Parent Guarantor or any of their respective Significant Subsidiaries or all or substantially all of their respective properties and assets.

Within 30 days after becoming aware of the occurrence of any Event of Default, or any default that with notice or the lapse of time, or both, would be an Event of Default, the operating partnership shall be required to deliver to the trustee an officers’ certificate setting forth the details of such Event of Default or default, as the case may be, its status and the action that the operating partnership is taking or proposes to take, if any, in respect thereof.

If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to the operating partnership or any Parent Guarantor, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to the operating partnership and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of outstanding notes may waive all declared defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the notes, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•

in the payment of the principal of, or premium, if any, or interest on, the notes, unless such default has been cured and the operating partnership or the Company shall have deposited with the trustee all required payments of the principal of, and premium, if any, and interest on, the notes; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of, or premium, if any, or interest on, the notes) if the trustee considers the withholding to be in the interest of the holders of the notes.

The indenture provides that no holder of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity or security reasonable satisfactory to the trustee. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on, the notes at the respective due dates thereof.

The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless such holders shall have offered, and, if requested, provided to the trustee security or indemnity reasonably satisfactory to the trustee. The holders of a majority in principal amount of the outstanding notes (or of all notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the notes not joining therein, it being expressly understood that the trustee shall not have an affirmative duty to ascertain whether such action is prejudicial.

Defeasance

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the notes, we may be discharged from any and all obligations in respect of the notes (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and premium, if any, and interest on, the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, a ruling or, since the date of execution of the first supplemental indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Covenant Defeasance

The indenture provides that upon compliance with certain conditions:

•

we may omit to comply with certain covenants set forth in the indenture, including the covenants set forth under “—Certain Covenants” in this prospectus supplement (provided that, notwithstanding the foregoing, the covenant of the operating partnership and each Guarantor to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted by the provisions described under “—Merger, Consolidation or Sale”) and the provisions described above under “—Certain Covenants— Provision of Financial Information” and “—Certain Covenants—Future Guarantors” shall not be subject to covenant defeasance), and

•	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the notes, or covenant defeasance.

The conditions include:

•

depositing with the trustee cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and premium, if any, and interest on, the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes, and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

In the event we exercise our option to effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of cash in U.S. dollars and/or U.S. Government Obligations on deposit with the trustee generally will not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all outstanding notes when:

•	either:

A.

all notes that have been authenticated and delivered (other than notes that have been destroyed, lost or stolen and that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid) to the trustee for cancellation; or

B.

all notes that have not been delivered to the trustee for cancellation: (i) have become due and payable by reason of sending a notice of redemption or otherwise; (ii) will become due and payable at their stated maturity within one year; (iii) have been called for redemption or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the operating partnership’s name, and at the operating partnership’s expense; or (iv) are deemed paid and discharged as set forth under the caption “—Defeasance—Legal Defeasance”; and the operating partnership, in case of (i), (ii) or (iii), has irrevocably deposited or caused to be deposited with the trustee in trust cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash sufficient to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal of, and premium, if any, and interest on, the notes to the date of maturity or redemption, as the case may be, in accordance with the terms of the indenture and the notes;

•	the operating partnership has paid or caused to be paid all other sums payable under the indenture; and

•

the operating partnership has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification, Waiver and Meetings

Modifications and amendments of the indenture, the notes, and the guarantees will be permitted to be made only with the consent of the holders of a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of each holder affected:

•	reduce the principal amount of the notes whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on, or any Additional Amounts with respect to, the notes or the guarantees thereof, as the case may be;

•	reduce the principal of, or premium, if any, on, or change the fixed maturity of, the notes;

•	change any obligation of any Subsidiary Guarantor, or any Future Guarantor that is a Foreign Subsidiary, to pay any Additional Amounts;

•

waive a default in the payment of the principal of, or premium, if any, or interest on, the notes (except a rescission of acceleration of the notes by the holders of a majority in principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium, if any, or interest on, the notes payable in currency other than that stated in the notes;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of, or premium, if any, or interest on, the notes and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	make any change to the redemption dates or prices (or the manner of calculation thereof); or

•	release any Guarantor as a guarantor of the notes other than as provided in the indenture or modify the guarantees in any manner adverse to the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture, the notes, and the guarantees will be permitted to be made by the operating partnership, the Guarantors and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that this action shall not adversely affect the interests of holders of the notes in any material respect;

•	to evidence a successor to the operating partnership as obligor under the notes or any Guarantor as guarantor under the indenture with respect to the notes;

•	to make any change that does not adversely affect the interests of the holders of any notes then outstanding;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to reflect the release of any Guarantor, as guarantor, in accordance with the provisions of the indenture;

•	to secure the notes;

•	to add guarantors with respect to the notes; or

•

to conform the text of the indenture, any guarantees or the notes to any provision of this “Description of Notes” in this prospectus supplement and “Description of Debt Securities and Related Guarantees” in the accompanying prospectus.

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, the indenture provides that notes owned by the operating partnership or any Guarantor or any obligor upon the notes or any affiliate of the operating partnership or any Guarantor or other obligor actually known to a responsible officer of the trustee shall be disregarded.

The indenture contains provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the operating partnership or the Company or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Trustee

U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement as provided in the indenture.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the notes only after those holders have offered, and, if requested, provided the trustee indemnity or security reasonably satisfactory to it.

If the trustee becomes a creditor of the operating partnership or any Guarantor, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the operating partnership, the Guarantors and their respective affiliates. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

The notes will not be convertible into or exchangeable for any partnership units of the operating partnership or shares of capital stock of the Company or any other interests of any other Guarantor or entity.

No Personal Liability of Trustees, Officers, Employees and Shareholders

Except as provided in the indenture, no past, present or future trustee, officer, employee, incorporator, stockholder or partner of the operating partnership or any Guarantor, as such, will have any liability for any of the operating partnership’s obligations or those of the Guarantors under the notes, the guarantees or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, it being recognized that each Guarantor is obligated under its guarantees of the notes separate and apart from its equity in, or equity owned by, the operating partnership. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

The notes will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, DTC, and registered in the name of DTC’s partnership nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes” in this prospectus supplement. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Investors may elect to hold their interest in the Global Notes through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the trustee, the operating partnership, the Company or the underwriters have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement system and are subject to changes by them. None of the trustee, the operating partnership, the Company or the underwriters take any responsibility for these operations and procedures and each urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the operating partnership that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture, the notes or the guarantees for any purpose.

Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the notes to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those Participants to whose accounts the notes are credited on the record date, identified in a listing attached to the omnibus proxy.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, the operating partnership, the Company and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes.

Consequently, neither the operating partnership, the Company, the trustee nor any agent of them or the trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. None of the trustee, the operating partnership or the Company will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the trustee, the operating partnership and the Company may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the notes for legended notes in certificated form, and to distribute such notes to its Participants.

Euroclear and Clearstream

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in Global Notes owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in Global Notes held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

•

DTC (a) notifies the operating partnership that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days of such notice;

•	the operating partnership, at its option, notifies the trustee in writing that the operating partnership elects to cause the issuance of the Certificated Notes; or

•	upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The underwriters will settle the notes in immediately available funds. In accordance with the indenture, the operating partnership will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. In accordance with the indenture, the operating partnership will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address or against presentation and surrender at maturity or earlier redemption. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The operating partnership expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the operating partnership that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register or electronically to beneficial owners pursuant to DTC’s procedures and those of its Participants.

Governing Law

The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person (i) existing at the time the person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a Subsidiary or the acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

“Asset Value” means, as of any date, the sum of (without duplication):

•

in the case of any Income Property (or group of Income Properties), the Capitalized Value of such Income Property (or group of Income Properties) as of such date; provided, however, that the Asset Value of each Income Property during the first four completed fiscal quarters following the date of acquisition thereof shall be the greater of (i) the acquisition price thereof and (ii) the Capitalized Value thereof (provided that (1) the Asset Value shall be the acquisition price thereof if financial results of one completed fiscal quarter after the acquisition thereof are not available with respect to such Income Property (or group of Income Properties) and (2) after financial results of one completed fiscal quarter after the acquisition thereof are available, the Capitalized Value thereof may be determined by annualizing the financial results of completed fiscal quarters until there are four completed fiscal quarters with available financial results); plus

•

in the case of any Development Property or Redevelopment Property, 100% of the book value (determined in accordance with GAAP but determined without giving effect to any depreciation or amortization) of any such Development Property or Redevelopment Property; plus

•	100% of the book value (determined in accordance with GAAP) of any undeveloped land owned or leased as of such date of determination.

“Capitalized Value” means, with respect to any property or group of related properties of the Company, the operating partnership and their respective Subsidiaries, the Property EBITDA of such property or group of related properties (other than, for the avoidance of doubt, any Property EBITDA attributable to any property or group of related properties owned by any unconsolidated partnerships, unconsolidated limited liability companies and other unconsolidated entities), as the case may be, for the most recently completed four fiscal quarters for which financial information is available (subject to annualizing as contemplated in the first bullet point of the definition of Asset Value above) divided by 7.50%.

“Debt” means, with respect to any person, any:

•	indebtedness of such person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•

indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by us) of the property subject to such Lien;

•

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a finance lease in accordance with GAAP;

in the case of items of indebtedness under the first and third bullets immediately above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP; provided, however, that the term “Debt” will: (1) include, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (other than the Company, the operating partnership or any of their respective Subsidiaries); provided, however, that the term “Debt” shall not include Permitted Non-Recourse Guarantees of the Company, the operating partnership or any of their respective Subsidiaries until they become primary obligations of, and payments are due and required to be made thereunder by, the Company, the operating partnership or any of their respective Subsidiaries; (2) exclude any such indebtedness (or obligations referenced in clause (1) above) that has been the subject of an “in substance” defeasance in accordance with GAAP; and (3) exclude Intercompany Indebtedness that is subordinate in right of payment to the notes (or an obligation to be liable for, or to pay, Intercompany Indebtedness that is subordinate in right of payment to the notes). In the case of indebtedness under the fourth bullet immediately above, the term “Debt” will exclude operating lease liabilities on such person’s balance sheet in accordance with GAAP.

“Development Property” means real property acquired by the Company, the operating partnership or any of their respective Subsidiaries for, or currently under, development into an Income Property that, in accordance with GAAP, would be classified as an asset on the consolidated balance sheet of the Company and its Subsidiaries.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States or any state thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary of the operating partnership that is not a Domestic Subsidiary.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means the government of the United States or any other nation, or of any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization.

“Income Property” means any real or personal property or assets (including any personal property ancillary thereto or used in connection therewith or in support thereof) owned, operated or leased or otherwise controlled by the Company, the operating partnership or their respective Subsidiaries and earning current income whether from rent, lease payments, operations or otherwise. “Income Property” shall not include any Development Property, Redevelopment Property or undeveloped land during the period such property or assets are Development Properties, Redevelopment Properties or undeveloped land as reasonably determined by the operating partnership.

“Intercompany Indebtedness” means Debt to which the only parties are any of the operating partnership, the Company or any of their respective Subsidiaries.

“Interest Expense” means, for any four fiscal quarter period, without duplication, the amount that is payable for interest expense on, and the amortization during such period of any original issue discount of, the Debt of the Company, the operating partnership and their respective Subsidiaries in such period as determined on a consolidated basis in accordance with GAAP, but excluding prepayment penalties and gains or losses on early extinguishment of Debt to the extent otherwise included in arriving at the Interest Expense for such period, and such Interest Expense shall be calculated based on the following assumptions:

•

such Debt and any other Debt incurred by the Company, the operating partnership or any of their respective Subsidiaries since the first day of such four fiscal quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

•

the repayment or retirement of any other Debt of the Company, the operating partnership or any of their respective Subsidiaries since the first day of such four fiscal quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period);

•

in the case of Acquired Debt or Debt incurred by the Company, the operating partnership or any of their respective Subsidiaries in connection with any acquisition since the first day of such four fiscal quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in the pro forma calculation; and

•

in the case of any acquisition or disposition by the Company, the operating partnership or any of their respective Subsidiaries of any asset or group of assets with a fair market value in excess of $5.0 million since the first day of such four fiscal quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

For purposes of calculating “Interest Expense,” if the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four fiscal quarter period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then the interest rate on such Debt will be computed on a pro forma basis as if the average of the daily rates that would have been in effect during the entire four fiscal quarter period had been the applicable rate for the entire such period.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or encumbrance, other than a Permitted Lien.

“Non-Recourse Debt” means Debt of a joint venture or Subsidiary of the operating partnership (or an entity in which the operating partnership is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of the joint venture or Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower and is non-recourse to the Company or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower); provided further that, if any such Debt is partially recourse to the Company or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the operating partnership (or entity in which the operating partnership is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Permitted Lien” means an operating lease, Lien securing taxes, assessments and similar charges, mechanics’ lien and other similar Liens and any Lien that secures Debt of the Company or any of its Subsidiaries owed to the operating partnership or any Guarantor.

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements, carve-out guarantees or pledges of the equity interests in the borrower) under such Non-Recourse Debt in the ordinary course of business of the Company or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a joint venture or Subsidiary of the operating partnership (or an entity in which the operating partnership is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Company or any of its other Subsidiaries, except for such completion or budget guarantees, indemnities or other guarantees (including by means of separate indemnification agreements or carve-out guarantees or pledges of the equity interests in the borrower) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).

“Primary Credit Facility” means the Credit Agreement, dated as of August 23, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the issuance date of the notes) among the operating partnership, the Company, certain subsidiaries of the Company and the operating partnership, Bank of America, N.A., as administrative agent, and the other lenders party thereto, including any renewals, extensions, amendments, restatements, replacements or refinancing in full (or a majority of the outstanding commitments) thereof after the issuance date of the notes.

“Property EBITDA” means, for any period of time with respect to any property or any group of related properties of the Company, the operating partnership and their respective Subsidiaries (excluding any properties that are not Income Properties), the sum, with respect to such property or group of related properties, of the net income (or net loss) derived from such property for such period (excluding, without duplication, gains (or losses) from dispositions of depreciable real estate investments, property valuation losses and impairment charges);

•	plus, without duplication and solely to the extent already deducted (and not added back) in arriving at such net income (or net loss), the sum of the following amounts for such period:

•	interest expense (whether paid or accrued and whether or not capitalized);

•	income tax expense;

•	depreciation expense;

•	amortization expense (including amortization of right-of-use assets associated with finance leases of property);

•

extraordinary, non-recurring and unusual items, charges or expenses (including, without limitation, property valuation losses, impairment charges, fees and costs and expenses, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

•	expenses and losses associated with hedging agreements;

•	expenses and losses resulting from fluctuations in foreign exchange rates;

•

other non-cash items, charges or expenses reducing net income (or increasing net loss) (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made in which case, at the election of the operating partnership such items may be added back when accrued and deducted from net income when paid in cash, or given effect (and not added back to net income) when accrued or reserved);

•	the amount of integration costs deducted (and not added back) in such period in computing the net income (or net loss);

•

severance, relocation costs, signing costs, retention or completion bonuses, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); and

•

to the extent not included in net income or, if otherwise excluded from Property EBITDA due to the operation of the first clause below, the amount of insurance proceeds received during such period, or after such period and on or prior to the date the calculation is made with respect to such period, attributable to such property;

•	minus, without duplication and solely to the extent included in arriving at such net income (or net loss), the sum of the following amounts for such period:

•	extraordinary, non-recurring and unusual gains (other than insurance proceeds);

•	gains attributable to hedging agreements;

•	non-cash gains resulting from fluctuations in foreign exchange rates; and

•	other non-cash gains increasing net income (or decreasing net loss) other than accruals in the ordinary course;

provided that to the extent any amounts referred to in this definition or deducted in calculating net income (or net loss) (including any costs or expenses included in calculating net income (or net loss)) are required to be paid by any person that is a lessee or operator of any such property, such amounts will not be subtracted, and will be added back to Property EBITDA for the applicable property or group of properties.

Property EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets with a fair market value in excess of $5 million since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating Property EBITDA, all amounts shall be as determined reasonably by the operating partnership, and in accordance with GAAP except to the extent that GAAP is not applicable.

“Pro Rata Share” means, with respect to (i) any Wholly-Owned Subsidiary of the Company or the operating partnership, 100%, and (ii) with respect to any other Subsidiary of the Company or the operating partnership, the percentage interest held by the Company or the operating partnership, as applicable, directly or indirectly, in such Subsidiary determined by calculating the percentage of the equity interests of such Subsidiary owned by the Company, the operating partnership and/or one or more of their Subsidiaries.

“Redevelopment Property” means any real property owned by the Company, the operating partnership or any of their respective Subsidiaries that operates or is intended to operate as an Income Property (a)(i) that has been acquired by the Company, the operating partnership or any of their respective Subsidiaries with a view toward renovating or rehabilitating such real property at an aggregate anticipated cost of at least 10% of the acquisition cost thereof and such renovation or rehabilitation is expected to disrupt the occupancy of at least 30% of the rentable operating square footage of such property or (ii) that the Company, the operating partnership or any of their respective Subsidiaries intends to renovate or rehabilitate at an aggregate anticipated cost in excess of 10% of the Capitalized Value of such real property immediately prior to such renovation or rehabilitation and such renovation or rehabilitation is expected to temporarily reduce the Property EBITDA attributable to such property by at least 30% as compared to the immediately preceding comparable prior period, (b) that does not qualify as a Development Property and (c) that the operating partnership so desires to classify as a Redevelopment Property for purposes of the notes, provided that the Company, the operating partnership or any of their respective Subsidiaries, as the case may be, intend to commence the renovation or rehabilitation of such real property within six months of any date of determination with respect to the classification of such property as a Redevelopment Property.

“Significant Subsidiary” means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Subsidiary” means, with respect to the operating partnership or the Company, any person (as defined in the indenture but excluding an individual) a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the operating partnership or the Company, as the case may be, or by one or more other Subsidiaries of the operating partnership or the Company, as the case may be. For the purposes of this definition, “voting stock, partnership interests, membership interests or other equity interests” means stock or interests having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock or interests has such voting power by reason of any contingency.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, withholdings (including backup withholding) or other governmental charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Asset Value” means, as of any date, the Pro Rata Share of the following:

•

the sum of the Asset Values as of such date for all assets constituting Income Properties, Development Properties, Redevelopment Properties or undeveloped land owned by the Company, the operating partnership or any of their respective Subsidiaries, plus

•	the aggregate amount of cash and cash equivalents (as defined in accordance with GAAP) owned by the Company, the operating partnership or any of their respective Subsidiaries as of such date, plus

•	earnest money deposits made by the Company, the operating partnership or any of their respective Subsidiaries in connection with potential acquisitions as of such date, plus

•

the book value (determined in accordance with GAAP) (but determined without giving effect to any depreciation or amortization) of all other investments held by the Company, the operating partnership or any of their respective Subsidiaries as of such date (exclusive of accounts receivable, right-of-use operating lease assets and non-real estate intangible assets).

“Total Unencumbered Asset Value” means, as of any date, the aggregate of the Total Asset Value for all assets owned by the Company, the operating partnership and any of their respective Subsidiaries that are not subject to any Lien which secures Debt of the Company, the operating partnership or any of their respective Subsidiaries, all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Asset Value as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain Covenants—Maintenance of Total Unencumbered Assets,” all investments by the Company, the operating partnership or any of their respective Subsidiaries in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Asset Value.

“Unsecured Debt” means Debt of the Company, the operating partnership or any of their respective Subsidiaries (as determined on a consolidated basis in accordance with GAAP) which is not secured by a Lien on any property or assets of the Company, the operating partnership or any of their respective Subsidiaries.

“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, the United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

“Wholly-Owned Subsidiary” means, with respect to the operating partnership or the Company, any person (as defined in the indenture but excluding an individual), 100% of the outstanding shares of stock or other equity interests of which are owned and controlled, directly or indirectly, by the operating partnership or the Company, as the case may be, or by one or more other Subsidiaries of the operating partnership or the Company, as the case may be.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supplements the discussion contained under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and supersedes such discussion to the extent inconsistent with such discussion.

Because the following discussion is a summary which, in conjunction with the discussion contained under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, is intended to address only material U.S. federal income tax consequences relating to the ownership and disposition of the Company’s securities that will apply to all holders, it may not contain all the information which may be important to you. As you review this discussion, you should keep in mind the following:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. holder, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local, or non-U.S. tax considerations;

•	this summary deals only with investors that hold securities as “capital assets,” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of the Company’s securities on your tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer to which they are addressed, and existing court decisions. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. The Company has not requested and does not plan to request any rulings from the Internal Revenue Service concerning the matters discussed in the following discussion. It is possible the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and a court could agree with the Internal Revenue Service.

Taxation of Debt Securities

The following summary describes certain material United States federal income tax consequences of acquiring, owning, and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes.

U.S. Holders

For purposes of our discussion, the term “U.S. holder” means a holder of debt securities who, for U.S. federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

•

a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds debt securities, then the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. If you are a partner in a partnership holding debt securities, you are encouraged to consult your tax advisor regarding the consequences of the ownership and disposition of debt securities by the partnership.

U.S. holders of debt securities that use the accrual method of tax accounting and prepare “applicable financial statements” will have to recognize income from their debt securities no later than the taxable year in which such income is taken into account as revenue in their “applicable financial statements.” The Internal Revenue Service has issued final Treasury Regulations stating that original issue discount income and market discount income will not be subject to these special timing rules. Such rules may require U.S. holders to report income earlier than it would otherwise be recognized under the tax rules discussed below. Prospective U.S. holders should consult their own tax advisors regarding the implications of such rules on their investment.

Stated Interest and Market Discount. U.S. holders of debt securities will be required to include stated interest on the debt securities in gross income for U.S. federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a U.S. holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt security was held by the U.S. holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security’s stated principal amount. The market discount rules also provide that a U.S. holder who acquires a debt security at a market discount and who does not elect to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the U.S. holder disposes of the debt security in a taxable transaction.

A U.S. holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. If a U.S. holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

Amortizable Bond Premium. Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the U.S. holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the U.S. holder’s acquisition date to the debt security’s maturity date. A U.S. holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium.

The amortizable bond premium deduction is treated as an offset to interest income on the related security for U.S. federal income tax purposes. Each prospective purchaser is urged to consult its tax advisor as to the consequences of the treatment of this premium as an offset to interest income for U.S. federal income tax purposes.

Payments in Excess of Stated Interest and Principal. In certain circumstances, the Company may be obligated to make payments in excess of the stated interest and the principal amount of the debt securities. The Company intends to take the position that the debt securities should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the debt securities, that such additional amounts will have to be paid. Assuming such position is respected, any amounts paid to a U.S. holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in “—Disposition” in this prospectus supplement. This position is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The Internal Revenue Service, however, may take a position contrary to the Company’s position, which could affect the timing and character of a U.S. holder’s income and the timing of deductions with respect to the debt securities. U.S. holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Disposition. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity, or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the U.S. holder’s tax basis in the debt security as increased by any market discount previously included in income by the U.S. holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the U.S. holder and had been held for more than one year. The deductibility of capital losses is generally subject to limitations.

Additional Tax on Net Investment Income. An additional 3.8% tax is imposed on the “net investment income” of certain U.S. citizens and residents, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property, such as debt securities, less certain deductions. You should consult your tax advisor with respect to this additional tax and its applicability in your particular circumstances.

Non-U.S. Holders

For purpose of our discussion, the term “non-U.S. holder” means a holder of debt securities that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). The rules governing the U.S. federal income taxation of non-U.S. holders are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local, or foreign tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances.

The Company urges non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local, and foreign income tax laws on the purchase, ownership, and disposition of debt securities, including any reporting requirements.

Interest. Subject to the discussion of backup withholding below and the discussion of withholding with respect to certain foreign accounts below, interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such holder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

•	such holder does not actually or constructively own a 10% or greater interest in the Company’s capital or profits;

•	such holder is not a controlled foreign corporation with respect to which the Company is a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

(a) the non-U.S. holder certifies in a statement provided to the Company or its paying agent, under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to the Company or its paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a United States person and provides the Company or its paying agent with a copy of such statement, or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the non-U.S. holder must inform the withholding agent of any change in the information on the statement within 30 days of such change.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a United States trade or business and the holder provides the Company with appropriate certification (as discussed below under “—United States Trade or Business” in this prospectus supplement).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. Subject to the discussion of backup withholding below and the discussion of withholding with respect to certain foreign accounts below, a non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement, or other taxable disposition of a debt security so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a United States trade or business (or, if a tax treaty applies, the gain is not attributable to a United States permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult its tax advisor regarding the potential liability for United States federal income tax on such holder’s gain realized on a debt security.

In certain circumstances, the Company may be required to make certain payments in excess of stated interest and the principal amount of the debt securities. Such payments generally should be treated as additional amounts paid for the debt securities, subject to the rules described above.

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup Withholding and Information Reporting With Respect to Debt Securities. Payments of interest to a non-U.S. holder with respect to which the requisite certification, as described above, has been received (or for which an exemption has otherwise been established) generally will not be subject to backup withholding. This exemption does not apply if the Company or its paying agent has actual knowledge that such holder is a U.S. person (or that the conditions of any such exemption are not in fact satisfied). Information reporting (on Internal Revenue Service Form 1042-S) will generally apply to payments of interest even if certification is provided and the interest is exempt from the 30% U.S. federal withholding tax. Copies of these information returns may also be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of a specific treaty or agreement.

Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of debt securities that is effected by or through the foreign office of a foreign broker so long as the foreign broker does not have certain types of specified relationships to the U.S. Information reporting and backup withholding generally will apply to a payment of the proceeds of a disposition of debt securities that is effected by or through a U.S. office of any broker, unless the broker can reliably associate the payment with an Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or other documentation that establishes that the person is the foreign beneficial owner of the payment. Information reporting generally will also apply to a payment of the proceeds of a disposition of debt securities that is effected through a foreign office of a U.S. broker or a foreign broker with certain types of specified relationships to the U.S., unless the broker can reliably associate the payment with an Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or other documentation that establishes that the person is the foreign beneficial owner of the payment. Backup withholding is not an additional tax. Any amount withheld from a payment to a holder under the backup withholding rules is creditable against the holder’s actual U.S. federal income tax liability, if any, and a refund may be obtained of any amounts withheld in excess of such holder’s actual U.S. federal income tax liability, provided that such holder files the appropriate forms and/or returns with the Internal Revenue Service.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (including payments to U.S. holders who hold securities through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on interest on debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on debt securities. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of debt securities after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in debt securities.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Truist Securities, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us, the Initial Guarantors and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Truist Securities, Inc.
Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the Initial Guarantors have each agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to matters and conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of % of the principal amount of the notes. The underwriters may allow, and such dealers may re-allow, a concession not in excess of % of the principal amount of the notes to certain other dealers. After the initial offering, the public offering price, concession, reallowance or any other term of this offering may be changed.

The expenses of this offering, not including the underwriting discount, are estimated at $ million and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without the consent of, or notice to, noteholders. We cannot assure the liquidity of the trading market for the notes or that an active market for the notes will develop or be maintained.

If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the Company’s results of operations, liquidity, financial condition and prospects, the market for similar securities and the overall securities market, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about   , 2025, which will be the seventh business day following the date of this prospectus supplement (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the closing of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the closing of the notes should consult their advisors.

No Sales of Similar Securities

We and the Initial Guarantors have agreed not to, during the period commencing on the date of the underwriting agreement and ending at the time of the closing of this offering, without first obtaining the prior written consent of the representatives, (i) directly or indirectly, offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the notes and the guarantees or any securities that are substantially similar to the notes and the guarantees, whether owned as of the date of the underwriting agreement or thereafter acquired or with respect to which such person has or thereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the notes and the guarantees or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any notes and the guarantees or such other securities, in cash or otherwise. The foregoing restrictions do not apply to the notes to be sold pursuant to the underwriting agreement.

Short Positions

In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest and Other Relationships

As described in “Use of Proceeds” in this prospectus supplement, we intend to use a portion of the net proceeds from this offering to repay a portion of our outstanding borrowings under the revolving credit facility. Certain of the underwriters or their affiliates are lenders, joint lead arrangers, bookrunners, syndication agents, letter of credit issuers and/or administrative agents under the revolving credit facility. Therefore, such underwriters and/or affiliates of such underwriters may receive more than 5% of the net proceeds from this offering to the extent that we use any such proceeds to repay borrowings under the revolving credit facility. In the event that greater than 5% of the net proceeds from this offering are used to repay indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. However, the appointment of a “qualified independent underwriter” would not be required under FINRA Rule 5121 because the notes are “investment grade rated” (as defined in FINRA Rule 5121).

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with the Company routinely hedge their credit exposure to the Company consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Company’s securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither the operating partnership nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (1) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither the operating partnership nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (1) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a UK Qualified Investor; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other document or materials relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the operating partnership or the Guarantors.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, (1) no person has offered or sold or will offer or sell in Hong Kong, by means of any document, any notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in this prospectus supplement and/or the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) no person has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement and/or the accompanying prospectus, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended, the “FIEA”) on the ground that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the notes shall be made aware that they shall not transfer the notes to anyone other than other QIIs. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except the private placement above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (“SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(1) to an Institutional Investor, Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the operating partnership has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters with respect to the validity of the notes and the guarantees will be passed upon for the Company by Kirkland & Ellis LLP, New York, New York. Sidley Austin LLP, New York, New York will act as counsel to the underwriters in this offering.

EXPERTS

The consolidated financial statements of Americold Realty Trust, Inc. appearing in Americold Realty Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Americold Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Americold Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2024 given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The operating partnership and the Initial Guarantors have filed with the SEC a registration statement on Form S-3 of which this prospectus supplement and the accompanying prospectus are a part, including exhibits, schedules and amendments filed with, or incorporated by reference into, such registration statement, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to the Company, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference into, this prospectus supplement and the accompanying prospectus are not complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

The registration statement is available to you on the SEC’s website. Americold Realty Trust, Inc. is subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, files periodic and current reports, proxy statements and other information with the SEC. Americold Realty Trust, Inc.’s SEC filings, including the aforementioned registration statement, are available to you for free on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Americold Realty Trust, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows the Company to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporates by reference the documents listed below that Americold Realty Trust, Inc. has previously filed, or, as stated below, will file with the SEC. They contain important information about the Company and the Company’s business and related risks, results of operations, liquidity, financial condition and prospects.

•	Americold Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•

Americold Realty Trust, Inc.’s definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2024 (solely to the extent incorporated by reference into Part III of Americold Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023);

•	Americold Realty Trust, Inc.’s Current Report on Form 8-K filed on January 7, 2025; and

•

All documents filed by Americold Realty Trust, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

Any statement in this prospectus supplement, the accompanying prospectus or a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that (i) in the case of a statement in the accompanying prospectus, a statement in this prospectus supplement or in a document incorporated by reference into this prospectus supplement modifies or supersedes such statement, (ii) in the case of a statement in this prospectus supplement, a statement in a document incorporated by reference into this prospectus supplement after the date of this prospectus supplement modifies or supersedes such statement or (iii) in the case of a statement in a document incorporated by reference into this prospectus supplement, a statement in this prospectus supplement (if such document was filed prior to the date of this prospectus supplement) or in a subsequently filed document incorporated by reference into this prospectus supplement modifies or supersedes such statement. Any such modified or superseded statement will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement or the accompanying prospectus.

The Company will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement free of charge upon written or oral request. Americold Realty Trust, Inc.’s filings with the SEC are available on the Company’s website at www.americold.com, in the “Investor Relations” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, the Company’s website is not part of this prospectus supplement or the accompanying prospectus. You may also obtain a copy of these filings at no cost by calling the Company at (678) 441-1400 or writing to the Company at the following address:

Americold Realty Trust, Inc.

10 Glenlake Parkway South Tower, Suite 600

Atlanta, GA 30328

Attn: Secretary

PROSPECTUS

Americold Realty Trust, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Guarantees

Americold Realty Operating Partnership, L.P.

Debt Securities

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: (i) Americold Realty Trust, Inc.’s common stock, $0.01 par value per share, or common stock; (ii) Americold Realty Trust, Inc.’s preferred stock, $0.01 par value per share, or preferred stock; (iii) depositary shares representing entitlement to all rights and preferences of fractions of Americold Realty Trust, Inc.’s preferred stock of a specified series and represented by depositary receipts, or depositary shares; (iv) warrants to purchase Americold Realty Trust, Inc.’s common stock or preferred stock or depositary shares, or warrants; and (v) debt securities of Americold Realty Operating Partnership, L.P., or debt securities, which will be fully and unconditionally guaranteed by Americold Realty Trust, Inc.

We refer to common stock, preferred stock, depositary shares, warrants and debt securities (together with any related guarantees) registered hereunder collectively as the “securities” in this prospectus. We will offer the securities in amounts, at prices and on terms determined at the time of the offering of any such security.

The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of common stock, any public offering price; (ii) in the case of preferred stock, the designation, number and rank and any dividend, liquidation, redemption, voting, conversion and other rights and any public offering price; (iii) in the case of depositary shares, the fractional share of preferred stock represented by each such depositary share; (iv) in the case of warrants, the duration, offering price, exercise price and detachability; and (v) in the case of debt securities and, as applicable, related guarantees, the specific terms of such debt securities and related guarantees.

The securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. These securities also may be offered by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from, the information set forth in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “COLD.”

We are a Maryland corporation and have elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Our articles of incorporation, or our charter, contain a restriction on ownership of our stock that prevents any individual from owning, directly or indirectly, more than 9.8% (in value) of our outstanding stock, subject to certain exceptions. These restrictions, as well as other stock ownership and transfer restrictions contained in our charter, are designed to enable us to comply with the restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended, or the Code. See “Description of Stock—Restrictions on Transfer.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Americold,” “we,” “us,” “our,” “our company” or “the company” refer to Americold Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Americold Realty Operating Partnership, L.P., a Delaware limited partnership, of which Americold Realty Trust, Inc. is the sole general partner. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “our operating partnership” or “the operating partnership” refer to Americold Realty Operating Partnership, L.P., together with its consolidated subsidiaries.

You should consider carefully the risk factors in our periodic reports and under “Risk Factors” beginning on page 3 of this prospectus, as well as other information that we file with the Securities and Exchange Commission and in any applicable prospectus supplement before purchasing any of the securities.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell common stock, preferred stock, depositary shares, warrants and debt securities (and related guarantees, as applicable) in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. To the extent that this prospectus is used by any selling securityholder to sell any securities, information with respect to the selling securityholder and the terms of the securities being offered will be contained in a prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We, or any selling securityholders, may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents or underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with additional or different information, and, if you are provided with any such information, you should not rely on it. We do not take any responsibility for or provide any assurance as to the accuracy or completeness of any additional or different information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the respective dates of this prospectus and any such prospectus supplement or supplements, regardless of the time of delivery of this prospectus and any such prospectus supplement or supplements or the time of any sale of securities sold pursuant to this prospectus and such prospectus supplement or supplements.

Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

OUR COMPANY

We are the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of December 31, 2022, we operated a global network of 242 temperature-controlled warehouses encompassing approximately 1.4 billion cubic feet, with 195 warehouses in North America, 27 warehouses in Europe, 18 warehouses in Asia-Pacific, and two warehouses in South America. In addition, we hold minority interests in three joint ventures, one with SuperFrio, which owns or operates 38 temperature-controlled warehouses in Brazil, one with Comfrio, which owns or operates 28 temperature-controlled warehouses in Brazil, and one with the LATAM JV, which owns one temperature-controlled warehouse in Chile. We view and manage our business through three primary business segments: warehouse, transportation, and third-party managed.

We consider our temperature-controlled warehouses to be “mission-critical” real estate in the markets we serve from “farm to fork” and an integral component of the temperature-controlled food infrastructure supply chain, which we refer to as the “cold chain.” The cold chain is vital for maintaining the quality of food producers’, distributors’, retailers’ and e-tailers’ temperature-sensitive products, protecting brand reputation and ensuring consumer safety and satisfaction. Our customers depend upon the location, high-quality nature, integration and scale of our portfolio to ensure the integrity and efficient distribution of their products. Many of our warehouses are located in key logistics corridors in the countries in which we operate, including strategic U.S. and international metropolitan statistical areas, while others are connected or immediately adjacent to customers’ production facilities. We believe our strategic locations and the extensive geographic presence of our integrated warehouse network are fundamental to our customers’ ability to optimize their distribution networks while reducing their capital expenditures, operating costs and supply-chain risks.

We consider ownership of our temperature-controlled warehouses to be fundamental to our business, and critical to our ability to attract and retain customers and our ability to achieve our targeted return on invested capital. We believe that the ownership of our real estate provides us with cost of capital and balance sheet advantages, stemming from the attractive financing options available to real estate owners and the tax advantages of being a REIT. We also believe that consolidation of the ownership and operation of our portfolio significantly enhances the value of our business by allowing us to provide customers with our complementary suite of value-added services across one integrated and reliable cold chain network. Ownership of our integrated cold chain network enhances our ability to efficiently reposition customers and undertake capital improvements or other modifications on their behalf without the need to obtain third-party approvals. While some of our warehouses are leased, we own a significant majority of our warehouses. Our decision to own, rather than lease, a significant majority of our warehouses provides us with better control over the specialized nature of our assets and greater influence over our warehouse locations on a long-term basis, which is crucial to meeting our customers’ “mission-critical” cold chain needs.

We were formed as a Maryland real estate investment trust on December 27, 2002 and subsequently converted to a Maryland corporation on May 25, 2022, pursuant to Articles of Conversion, as approved by the shareholders of Americold Realty Trust at our annual shareholder meeting on May 17, 2022. Each issued and outstanding common share of beneficial interest of Americold Realty Trust was converted into one share of common stock in Americold Realty Trust, Inc. Despite this conversion, the Company continues to operate as a REIT for U.S. federal income tax purposes. Americold Realty Operating Partnership, L.P. was organized in the state of Delaware on April 5, 2010 and was not impacted by Americold Realty Trust’s conversion to a Maryland corporation.

Our principal executive office is located at 10 Glenlake Parkway, South Tower, Suite 600, Atlanta, Georgia 30328, and our telephone number is (678) 441-1400. Our website address is www.americold.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, or our Annual Report, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. Any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and our ability to service our debt and make distributions to our stockholders, which we refer to collectively as materially and adversely affecting us, having a material adverse effect on us or comparable phrases. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to “Forward-Looking Statements” below.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following:

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factors described in our Annual Report, any subsequent Quarterly Reports on Form 10-Q and any accompanying prospectus supplement, including those set forth under the captions “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	inflation, increased interest rates and operating costs;

•	labor and power costs;

•	labor shortages;

•	our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation;

•	the impact of supply chain disruptions, including, among others, the impact on labor availability, raw material availability, manufacturing and food production and transportation;

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risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof;

•	uncertainty of revenues, given the nature of our customer contracts;

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acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements;

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our failure to realize the intended benefits from our recent acquisitions and including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions;

•	difficulties in expanding our operations into new markets, including international markets;

•	uncertainties and risks related to public health crises, such as the recent COVID-19 pandemic;

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a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions, loss of confidential information, remediation costs or damages;

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disruption caused by implementation of our new enterprise resource planning system, potential cost overruns, timing and control risks and failure to recognize anticipated cost savings and increased productivity from the implementation of the new enterprise resource planning system;

•	defaults or non-renewals of significant customer contracts;

•	risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations;

•	changes in applicable governmental regulations and tax legislation, including in the international markets;

•	risks related to current and potential international operations and properties;

•	actions by our competitors and their increasing ability to compete with us;

•	changes in foreign currency exchange rates;

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the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers;

•	liabilities as a result of our participation in multi-employer pension plans;

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risks related to the partial ownership of properties, including as a result of our lack of control over such investments, financial condition and liquidity of joint venture partners, disputes with joint venture partners, regulatory risks, brand recognition risks and the failure of such entities to perform in accordance with projections;

•	adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	general economic conditions;

•	risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular;

•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us;

•	uninsured losses or losses in excess of our insurance coverage;

•	financial market fluctuations;

•	our failure to obtain necessary outside financing on favorable terms, or at all;

•	risks related to, or restrictions contained in, our debt financings;

•	decreased storage rates or increased vacancy rates;

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the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our stockholders to replace our directors and affect the price of our common stock;

•	the potential dilutive effect of our common stock or equity-related offerings;

•	the cost and time requirements as a result of our operation as a publicly traded REIT;

•	our operating partnership’s failure to qualify as a partnership for federal income tax purposes; and

•	our failure to maintain our status as a REIT.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. For a further discussion of these and other risks, uncertainties and factors that could cause our actual results to differ materially from those projected in any forward-looking statements we make, see “Risk Factors,” including the risks incorporated therein from our Annual Report, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, Americold Realty Trust, Inc. intends to contribute the net proceeds from any sale of common stock, preferred stock, depositary shares or warrants pursuant to this prospectus to our operating partnership. Unless otherwise indicated in the applicable prospectus supplement, our operating partnership intends to use such net proceeds received from Americold Realty Trust, Inc. and any net proceeds from any sale of debt securities pursuant to this prospectus for general corporate purposes, which may include the repayment of outstanding indebtedness, the funding of development, expansion and acquisition opportunities and to increase working capital.

Pending any specific application of cash proceeds, our operating partnership may invest the net proceeds in interest bearing accounts and short-term, interest bearing securities which are consistent with Americold Realty Trust, Inc.’s intention to qualify as a REIT for U.S. federal income tax purposes.

We will not receive any of the proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus.

Further details regarding the use of net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

GENERAL DESCRIPTION OF SECURITIES

We or any selling securityholders named in a prospectus supplement directly or through agents, dealers or underwriters designated from time to time, may from time to time offer, issue and sell, together or separately, under this prospectus one or more of the following categories of securities:

•	common stock, $0.01 par value per share, of Americold Realty Trust, Inc.;

•	preferred stock, $0.01 par value per share, of Americold Realty Trust, Inc.;

•	depositary shares representing entitlement to all rights and preferences of fractions of Americold Realty Trust, Inc.’s preferred stock of a specified series and represented by depositary receipts;

•	warrants to purchase common stock, preferred stock or depositary shares of Americold Realty Trust, Inc.; and

•	debt securities of Americold Realty Operating Partnership, L.P., which may be fully and unconditionally guaranteed by Americold Realty Trust, Inc.

We may issue Americold Realty Operating Partnership, L.P.’s debt securities, and related guarantees thereof by Americold Realty Trust, Inc., as exchangeable for and/or convertible into shares of Americold Realty Trust, Inc.’s common stock, preferred stock and/or other securities and related guarantees. Americold Realty Trust, Inc.’s preferred stock may also be exchangeable for and/or convertible into its common stock, another series of its preferred stock, or its other securities. Americold Realty Operating Partnership, L.P.’s debt securities and related guarantees by Americold Realty Trust, Inc., and Americold Realty Trust, Inc.’s common stock, preferred stock, depositary shares and warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

For purposes of the sections below entitled “Description of Stock,” “Description of Depositary Shares,” “Description of Warrants,” and “Description of Debt Securities and Related Guarantees” references to “the company” and “our company” refer only to Americold Realty Trust, Inc. and not to Americold Realty Operating Partnership, L.P. or its other subsidiaries and references to the “operating partnership” refer only to Americold Realty Operating Partnership, L.P. and not its subsidiaries.

DESCRIPTION OF STOCK

The following description summarizes the terms of our stock. While we believe that the following description covers the material terms of our stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the documents incorporated herein by reference, our charter and our amended and restated bylaws, or our bylaws, and the relevant provisions of Maryland law for a more complete understanding of our stock. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find More Information.”

General

Our charter provides that our company may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, $0.01 par value per share. As of December 31, 2022, 269,814,956 shares of common stock were issued and outstanding and no shares of preferred stock were outstanding. Under Maryland law, a stockholder of a corporation is not liable for the corporation’s debts or obligations solely as a result of its status as a stockholder.

Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, and to cause the issuance of such shares, without obtaining stockholder approval or ratification unless such approval or ratification is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any shares of our stock are listed or traded. In addition, our charter authorizes our board of directors, without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock.

Common Stock

Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor and to share ratably in the assets of the company legally available for distribution to our common stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the company.

Subject to the provisions of our charter regarding the restrictions on the ownership and transfer of shares of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of such common stock will possess the exclusive voting power. Each of our directors are elected by a majority of the votes cast with respect to such director at any meeting of stockholders duly called and at which a quorum is present and directors are to be elected, provided that in any contested election the directors shall be elected by a plurality of the votes cast at any meeting of stockholders duly called and at which a quorum is present and directors are to be elected. There is no cumulative voting in the election of directors, which means that the holders of a majority of the shares of outstanding common stock elect all of the directors then standing for election and the holders of the remaining shares of common stock are not able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of the securities. Subject to the provisions of our charter regarding the restrictions on the ownership and transfer of shares of stock, all shares of common stock have equal dividend, liquidation and other rights.

Our charter authorizes our board of directors to reclassify any unissued shares of common stock into other classes or series of shares of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock of any series from time to time, into one or more series, as authorized by our board of directors. Prior to issuance of shares of preferred stock of any series, our board of directors is required by Maryland law and our charter to set, subject to the provisions of our charter regarding the restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the company that might involve a premium price for holders of common stock or otherwise be in their best interest.

Power to Issue Additional Common Stock and Preferred Stock

Our charter allows our board of directors to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause the company to issue such classified or reclassified stock in order to provide the company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize the company to issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the company that might involve a premium price for holders of common stock or otherwise be in their best interest.

Restrictions on Transfer

To qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT was made). Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT was made). See “Material U.S. Federal Income Tax Considerations—Taxation of Our Company—Organizational Requirements.”

Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter provides that no individual (including certain entities treated as individuals) may own, or be deemed to own by virtue of the relevant applicable attribution rules of the Code, more than 9.8% (in value) of the outstanding shares of our stock, or the Ownership Limit. Our charter further prohibits (a) any person from beneficially or constructively owning shares of our stock that would result in the company being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, (b) any person from transferring shares of stock of the company if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons and (c) any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code (after taking into account for such purpose the statutory presumptions set forth in Section 897(h)(4)(E) of the Code).

Our board of directors is required to exempt a proposed transferee from the Ownership Limit (but not any of the other restrictions on the transfer or ownership of our stock) and may establish or increase an excepted holder limit for such individual, or an Excepted Holder, if the proposed transferee provides our board of directors with information, satisfactory in the sole and absolute discretion of our board of directors, demonstrating: (a) that such exemption would not result in the company being “closely held” within the meaning of Section 856(h) of the Code or failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code; (b) that such holder does not own, actually or constructively, an interest in a tenant of the company (or a tenant of any entity owned or controlled by the company) that would cause the company to own, directly or indirectly, more than a 9.8% interest in such a tenant other than a tenant from whom the company (or an entity owned or controlled by the company) derives and is expected to continue to derive a sufficiently small amount of revenue that the rent from such tenant would not, in the opinion of our board of directors, adversely affect our ability to qualify as a REIT; and (c) that such exemption would not otherwise result in our failure to qualify as a REIT. The individual seeking an exemption must represent to the satisfaction of our board of directors that it will not violate the aforementioned restrictions while such person beneficially or constructively owns shares of our stock in excess of the Ownership Limit. The individual also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the Trust (as defined below). In connection with granting a waiver of the Ownership Limit or creating or modifying an Excepted Holder limit, or at any other time, our board of directors may increase or decrease the Ownership Limit unless, after giving effect to any increased or decreased Ownership Limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of our outstanding stock. A decreased Ownership Limit will not apply to any individual whose percentage of ownership of our stock is in excess of the decreased Ownership Limit until the individual’s ownership of our stock equals or falls below the decreased Ownership Limit, but any further acquisition of our stock will be subject to the decreased Ownership Limit. Our board of directors may require a ruling from the (“IRS”) or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT prior to granting an exemption.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of stock of the company that resulted in a transfer of shares to the Trust, is required to give written notice immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior written notice) to the company and provide the company with such other information as the company may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any transfer of shares of our stock would result in our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the other transfer or ownership limitations described above, or a Prohibited Owner, then that number of shares of our stock, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share), will be automatically transferred to a trust, or the Trust, for the exclusive benefit of one or more charitable beneficiaries designated by us, or the Charitable Beneficiary, and the Prohibited Owner may not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer. Shares of stock held in the Trust will constitute issued and outstanding shares of stock. The Prohibited Owner may not benefit economically from ownership of any shares of stock held in the Trust, and will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust, or the Trustee, will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Trust, which rights are to be exercised for the exclusive benefit of the Charitable

Beneficiary. Any dividend or other distribution paid prior to us discovering that shares of stock have been transferred to the Trustee will be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid must be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee will be held in trust for the Charitable Beneficiary. The Prohibited Owner will have no voting rights with respect to shares of stock held in the Trust and, subject to Maryland law, effective as of the date that the shares of stock have been transferred to the Trust, the Trustee will have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if the company has already taken irreversible trust action, then the Trustee shall not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the Trust, the Trustee must sell the shares of stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee must distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner will receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in our charter) of such shares on the day of the event causing the shares to be held in the Trust and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of stock have been transferred to the Trust, the shares are sold by a Prohibited Owner, then (i) the shares will be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for the shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess will be paid to the Trustee upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept such offer. We may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee. We may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. We have the right to accept any offer until the Trustee has sold the shares of stock held in the Trust. Upon such a sale to the company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee will distribute the net proceeds of the sale to the Prohibited Owner.

To the extent shares of stock of the company are certificated, all certificates representing common stock and preferred stock will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our stock, including our common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of the owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which the shares are held and whether the beneficial owner of the shares is a “foreign person” within the meaning of Section 897(h) of the Code. Each such owner must provide any additional information as we may reasonably request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT or as a “domestically controlled qualified investment entity” and to ensure compliance with the Ownership Limit. In addition, each stockholder that beneficially or constructively owns shares of our stock is, upon reasonable demand, required to provide to us any relevant information we reasonably request in order to determine our status as a REIT or as a “domestically controlled qualified investment entity” and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. To reduce the ability of our board of directors to use these ownership limitations to delay, defer or prevent a transaction or a change in control of the company, our charter requires our board of directors to grant a waiver of the 9.8% ownership limitation if an individual seeking a waiver demonstrates that such ownership would not jeopardize our status as a REIT.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus shall apply unless otherwise specified in a supplement to this prospectus. This summary, as modified by any supplement to this prospectus, does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever our company redeems any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of full shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of full shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such stock under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. Our company will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of depositary receipts to inspect the transfer books of the depositary and the list of holders of depositary receipts.

Neither we nor the depositary assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or depositary shares of Americold Realty Trust, Inc., and may issue warrants independently or together with common stock, preferred stock, depositary shares or debt securities or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement and may appoint a bank or trust company as warrant agent, all as specified in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders.

The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. Further terms of the warrants and applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants outstanding;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights, as applicable, as to which holders of the common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock, preferred stock, or depository shares, at such exercise price as shall, in each case, be set forth, or be determinable as set forth, in the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, the company will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following is a description of the general terms and provisions of our operating partnership’s debt securities and related guarantees by Americold Realty Trust, Inc., if applicable. When our operating partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of the related guarantees by Americold Realty Trust, Inc., if applicable, and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus do not apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this description, you should rely on the information in the prospectus supplement.

The debt securities may be offered in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be the direct unsecured obligations of Americold Realty Operating Partnership, L.P., and will rank equally in right of payment with all of Americold Realty Operating Partnership, L.P.’s other unsecured and unsubordinated indebtedness. The debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture (as supplemented from time to time), or the indenture, among the operating partnership, as issuer, the company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee, or the trustee. We have summarized select portions of the indenture below. The summary is not complete. We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture and the terms of our debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

Unless we state otherwise in the applicable prospectus supplement, our operating partnership can issue an unlimited amount of the debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•

whether the debt securities will be senior or subordinated obligations of our operating partnership and, if subordinated, the definition of senior indebtedness and other terms and conditions applicable thereto, and whether the company will guarantee the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and premium, if any, on the debt securities will be paid;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium, if any, and interest on the debt securities will be payable;

•	the price or prices and the terms and conditions upon which the debt securities may be redeemed;

•	any obligation or right of the operating partnership to redeem the debt securities pursuant to any sinking fund or other terms and provisions and the details thereof;

•

the date or dates on which and the price or prices at which debt securities will be repurchased at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global securities;

•	the portion of principal amount of the debt securities payable upon acceleration of the maturity date, if other than the principal amount;

•

the designation of the currency or currencies or composite currency or currencies in which payment of principal of, premium, if any, and/or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or composite currency or currencies other than that in which the debt securities are denominated or otherwise designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

As discussed above, the operating partnership may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon acceleration of their maturity pursuant to the terms of the indenture. In addition, the operating partnership may denominate the purchase price of any of the debt securities in a foreign currency or currencies or a composite currency or currencies, and the principal of and any premium and interest on any series of debt securities may be payable in a foreign currency or currencies or a composite currency or currencies. The applicable prospectus supplement will provide you with information on the federal income tax considerations and other special considerations applicable to any of the debt securities.

No Protection in the Event of a Change of Control

Except to the extent described below under “—Merger, Consolidation and Sale of Assets” or in the applicable prospectus supplement, the indenture will not prohibit the operating partnership or the company or any of the operating partnership’s or the company’s subsidiaries from incurring additional indebtedness (including secured indebtedness) or issuing preferred equity in the future, and the indenture will not afford holders of any series of debt securities protection in the event of (1) a recapitalization or other highly leveraged or similar transaction involving the operating partnership or the company, (2) a change of control of the operating partnership or the company or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of the operating partnership’s or the company’s assets or similar transactions, any of which could materially and adversely affect the holders of a series of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of any series of debt securities.

Ranking

The debt securities will be the operating partnership’s unsecured obligations and will rank equally in right of payment with all the operating partnership’s other existing and future unsecured and, in the case of senior debt securities, unsubordinated indebtedness. In the case of subordinated debt securities, the applicable prospectus supplement will define the senior indebtedness to which such debt securities are subordinated. The debt securities will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the operating partnership’s subsidiaries.

Guarantee

If the applicable debt securities are guaranteed by the company, the company will fully and unconditionally guarantee the operating partnership’s obligations under the debt securities, including the due and punctual payment of principal and premium, if any, and interest on the debt securities, whether at stated maturity, upon acceleration, upon redemption or repayment or otherwise. Under the terms of the company’s guarantee, holders of the debt securities will not be required to exercise their remedies against the operating partnership before they proceed directly against the company. The company’s obligations under the guarantee will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the company, result in the guarantee constituting a fraudulent transfer or conveyance. The guarantee will be a senior unsecured obligation of the company and will rank equally in right of payment with all other existing and future senior unsecured indebtedness (including guarantees) of the company. The company’s guarantee will be effectively subordinated in right of payment to:

•

all existing and future mortgage indebtedness and other secured indebtedness (including secured guarantees) of the company (to the extent of the value of the collateral securing such indebtedness); and

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the company’s subsidiaries other than indebtedness of such subsidiaries (including the operating partnership) guaranteed by the company.

Merger, Consolidation and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, the operating partnership may not merge into or consolidate with or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any Person or Persons unless:

•	the successor entity is organized and existing under the laws of the United States of America or any state or the District of Columbia;

•	the successor assumes by supplemental indenture all of the obligations of the operating partnership under the indenture and the debt securities;

•

immediately after giving effect to the transaction, no Event of Default and no event which, after notice or the lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

•	an officer’s certificate and opinion of counsel have been delivered to the trustee to the effect that the conditions set forth above have been satisfied.

The restrictions above shall not be applicable to the merger or consolidation of the operating partnership with a Subsidiary of the operating partnership if the company’s board of directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the operating partnership or convert the form of organization of the operating partnership to another form.

Unless we state otherwise in the applicable prospectus supplement, the company may not merge into or consolidate with or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any Person or Persons unless:

•	the successor entity is organized and existing under the laws of the United States of America or any state or the District of Columbia;

•	the successor assumes by supplemental indenture all of the company’s obligations under the indenture, including as guarantor;

•

immediately after giving effect to the transaction, no Event of Default and no event which, after notice or the lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

•	an officer’s certificate and opinion of counsel have been delivered to the trustee to the effect that the conditions set forth above have been satisfied.

The restrictions above shall not be applicable to the merger or consolidation of the company with a Subsidiary of the company if the company’s board of directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the company or convert the form of organization of the company to another form.

In the case of any such merger, consolidation, sale, transfer, conveyance or other disposition, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, the operating partnership or the company, as the case may be, under the indenture and the debt securities and guarantees, as the case may be, and, subject to the terms of the indenture, the operating partnership or the company, as the case may be, will be released from its obligations under the indenture.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, the following will be “Events of Default” with respect to any series of debt securities:

(1)	the failure to pay interest on the debt securities of such series when the same becomes due and payable, and the Default continues for a period of 30 days;

(2)

the failure to pay the principal (or premium, if any) (including the redemption price upon redemption or repurchase price upon repayment) of the debt securities of such series, when due and payable, on the maturity date, upon acceleration, upon redemption or repayment or otherwise;

(3)

a Default in the observance or performance of any other covenant or agreement contained in the indenture with respect to such series of debt securities, and the Default continues for a period of 60 days after the operating partnership receives written notice specifying the Default (and demanding that such Default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of such series of debt securities;

(4)	the guarantee, if any, of the company is not (or is claimed by the company not to be) in full force and effect with respect to the debt securities of such series; or

(5)	certain events of bankruptcy or insolvency affecting the company, the operating partnership or any other Significant Subsidiary (as defined below).

A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the Events of Default described above.

If an Event of Default (other than an Event of Default specified in clause (5) above) with respect to the debt securities of a particular series shall occur and be continuing, the trustee or the holders of at least 25% of the principal amount of the debt securities of such series may declare the principal of, and premium, if any, and accrued and unpaid interest on, all the debt securities of such series to be due and payable by notice in writing to the operating partnership and the trustee (if given by the holders of at least 25% of the outstanding principal amount of such debt securities) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in clause (5) above with respect to the debt securities of a particular series occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The indenture will provide that, at any time after a declaration of acceleration with respect to a series of debt securities as described in the second preceding paragraph, the holders of a majority in outstanding principal amount of such series of debt securities may rescind and cancel such declaration and its consequences if:

•	the rescission would not conflict with any judgment or decree;

•	all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration;

•

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid; and

•	the operating partnership has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Under the provisions of the indenture, the holders of a majority in aggregate principal amount of the securities of any particular series at the time outstanding may, on behalf of the holders of all of the securities of such series, waive any past or existing Default or Event of Default with respect to securities of such series and its consequences except (i) a default in the payment of the principal of (and premium, if any) and interest (including the redemption price upon redemption and repurchase price upon repayment) on the securities of such series, (ii) a default in the payment of the redemption price or any interest on the securities of such series called for redemption on a redemption date, or (iii) a default in respect of a covenant or provisions under the indenture, which may not be modified or amended without the consent of the holders of all securities of such series then outstanding or each security of such series affected thereby.

The trustee will be required to give notice to the holders of an affected series of debt securities within 90 days of a Default under the indenture unless the Default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of such series of debt securities of any Default with respect to such series of debt securities (except a Default in the payment of the principal of or premium, if any, or interest on the series of debt securities) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture will provide that no holders of a series of debt securities may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for sixty (60) days, to act after it has received a written request to institute proceedings in respect of an Event of Default with respect to such series of debt securities from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of reasonable security or indemnity and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding debt securities of such series. This provision will not prevent, however, any holder of debt securities of a series from instituting suit for the enforcement of payment of the principal of or premium, if any, or interest on the debt securities of such series on or after the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of Default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders of such series of debt securities shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities of such series not joining therein.

The operating partnership will be required to provide an officers’ certificate to the trustee promptly upon becoming aware of any Default or Event of Default, specifying such Default or Event of Default and further stating what action the operating partnership has taken, is taking or proposes to take with respect thereto. In addition, within 120 days after the close of each fiscal year, the operating partnership and the company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any Default under the indenture and, if so, specifying each Default and the nature and status thereof.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the operating partnership or the company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.

“Subsidiary” means for any Person, (1) any corporation, partnership, limited liability company or other entity of which at least a majority of the equity securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, or one or more Subsidiaries of such Person, and (2) any other entity the accounts of which are consolidated with those of such Person pursuant to GAAP.

Modification of the Indenture

Unless we state otherwise in the applicable prospectus supplement, from time to time, the operating partnership, the company and the trustee, without the consent of the holders of the affected series of debt securities, may amend the indenture and the terms of the affected series of debt securities for certain specified purposes, including:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•

to conform the terms of the indenture, the series of debt securities and/or the guarantee to this “Description of Debt Securities and Related Guarantees” and to the additional terms set forth in the applicable prospectus and applicable prospectus supplement or any term sheet or free writing prospectus;

•

to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the operating partnership’s or the company’s obligations under the indenture and the series of debt securities or related guarantees, in each case in compliance with the provisions thereof;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•

to make any change that would provide any additional rights or benefits to the holders of a series of debt securities (including to secure such series of debt securities, add guarantees with respect thereto, add to the operating partnership’s covenants or Events of Default with respect to the series of debt securities, or surrender any right or power conferred upon the operating partnership or the company) or that does not adversely affect the legal rights thereunder of any holder of such series of debt securities in any respect; or

•

to supplement any provision of the indenture as shall be necessary to permit or facilitate the defeasance or discharge of such series of debt securities in accordance with the indenture; provided that such action shall not adversely affect the interests of any of the holders of such series of debt securities in any respect.

In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of all then outstanding debt securities of the affected series voting as a single class, except that, without the consent of each holder of debt securities of the affected series, no amendment may:

•

reduce the above-stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•

reduce the rate (or change the manner of calculating the rate) of, change or have the effect of changing the time for payment of interest, including defaulted interest, on such series of debt securities;

•

reduce the principal amount of, or change or have the effect of changing the stated maturity of such series of debt securities, or reduce the principal of any original issue discount debt security that would be due and payable upon acceleration of the maturity date or the amount thereof provable in bankruptcy;

•

change the timing on which such series of debt securities may be subject to redemption or repurchase or reduce (or change the manner for calculating) the redemption price or repurchase price upon repayment therefor;

•

make such series of debt securities payable in a currency other than that stated in such series of debt securities or change the place of payment of such series of debt securities from that stated in such series of debt securities or in the indenture;

•

make any change in provisions of the indenture protecting the right of each holder of debt securities of such series to receive payment of principal of and premium, if any, and interest on such series of debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in outstanding principal amount of debt securities of such series to waive Defaults or Events of Default;

•	make any change to or modify in any manner adverse to the holders of debt securities of such series the terms and conditions of the obligations of the company under the guarantee;

•	make any change to or modify the ranking of such series of debt securities that would adversely affect the holders thereof;

•	make any change to these amendment provisions described above; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past or existing Defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities of such series.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder, the indenture will provide that debt securities of such series owned by the operating partnership, the company or any other obligor upon such series of debt securities or any affiliate of the operating partnership, the company or the other obligor shall be disregarded.

Satisfaction, Discharge and Defeasance

The operating partnership and the company may terminate their obligations under the indenture with respect to one or more series of debt securities, when:

•

either (i) all of the debt securities of such series that have been authenticated and delivered have been delivered to the trustee for cancellation or (ii) all of the debt securities of such series issued that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year (“discharge”) or are to be called for redemption on a redemption date within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in the operating partnership’s name and at the operating partnership’s expense, and the operating partnership has irrevocably deposited or caused to be deposited with the trustee, in trust, sufficient funds to pay and discharge the entire indebtedness on such series of debt securities to pay principal (and premium, if any), interest and any additional amounts, to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date or redemption date, as the case may be;

•	the operating partnership has paid or caused to be paid all other sums then due and payable under the indenture with respect to the debt securities of such series; and

•

the operating partnership has delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

The operating partnership and the company may elect to have their obligations under the indenture discharged with respect to the outstanding debt securities of one or more series (“legal defeasance”). Legal defeasance means that the operating partnership will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series and to have satisfied all of its obligations under the debt securities of such series and the indenture with respect to such series of debt securities, except for:

•	the rights of holders of such series of debt securities to receive principal (and premium, if any), and interest, if any, on such series of debt securities and any additional amounts when due;

•

the operating partnership’s obligations with respect to such series of debt securities concerning the issuance of temporary debt securities; registration and transfer of debt securities; replacement of mutilated, destroyed, lost or stolen debt securities; compensation of the trustee from time to time for its services rendered under the indenture; maintenance of an office or agency for payment; and continuing to hold certain sums in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the legal defeasance provisions of the indenture.

In addition, the operating partnership and the company may elect to have their obligations released with respect to one or more series of debt securities with respect to certain covenants in the indenture (“covenant defeasance”). Any failure to comply with these obligations will not constitute an Event of Default with respect to such series of debt securities. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities of such series. Upon any legal defeasance (but not covenant defeasance) the company will be released from its guarantee of the debt securities of such series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of a series:

•

the operating partnership or the company shall irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such securities, (i) an amount in U.S. dollars, or (ii) non-callable U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest (including the redemption price upon redemption) on such securities, money in an amount, or (C) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal of (and premium, if any) and interest (including the redemption price upon redemption), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, and which shall be applied by the trustee to pay and discharge, the principal of (and premium, if any) and interest on such securities on the stated maturity of such principal or installment of principal of (and premium, if any) and interest (including the redemption price upon redemption on the applicable redemption date), as the case may be, in accordance with the terms of the indenture and such securities;

•

in the case of legal defeasance, the operating partnership has delivered to the trustee an opinion of counsel to the effect that (i) the operating partnership shall have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•

in the case of covenant defeasance, the operating partnership has delivered to the trustee an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which the operating partnership or the company are a party, or by which the operating partnership or the company are bound;

•

no Event of Default or event with which notice or lapse of time or both would become an Event of Default with respect to such series of debt securities has occurred and is continuing at the date of such deposit, or solely in the case of Events of Default due to bankruptcy or insolvency, during the period ending on the 91st day after the date of such deposit;

•

the operating partnership will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance, as the case may be, have been complied with;

•

if the monies or U.S. government obligations or combination thereof, as the case may be, are sufficient to pay the principal, interest and premium, if any, the operating partnership will give the trustee irrevocable instructions to redeem the applicable securities on such date and to provide notice of such redemption to the holders of debt securities of such series as provided in the indenture;

•

such legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any of the operating partnership’s or the company’s securities;

•	such legal defeasance or covenant defeasance will not cause any securities listed on any registered national stock exchange under the Exchange Act to be delisted; and

•

such legal defeasance or covenant defeasance will be effected in compliance with any additional terms, conditions or limitations which may be imposed on the operating partnership or the company in connection therewith.

Book-Entry Procedures and Settlement

Debt securities covered by this prospectus can be issued in definitive form or in the form of one or more global securities. The applicable prospectus supplement will describe the form in which the debt securities offered thereby will be issued.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CONSTITUENT DOCUMENTS

The following is a summary of certain provisions of Maryland law and of our charter, our bylaws and the amended and restated limited partnership agreement of our operating partnership, or the limited partnership agreement. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the documents incorporated herein by reference, our charter and bylaws, the limited partnership agreement and the relevant provisions of Maryland law for a more complete understanding of these provisions. Copies of our charter, bylaws and limited partnership agreement are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find More Information.” For purposes of this section, the terms “we,” “us,” “our” and “our company” refer to Americold Realty Trust, Inc. and not to any of its subsidiaries.

Our Board of Directors

Our charter and bylaws provide that the number of our directors may be established only by our board of directors but may never be less than the minimum number required by Maryland law, and our bylaws provide that the number of our directors may not be more than 15. We currently have nine directors. There is no cumulative voting in the election of directors, and a director is elected by a majority of the votes cast in the election of directors, provided that in any contested election the directors shall be elected by a plurality of the votes cast.

Our charter and bylaws provide that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum of our board of directors, and any director elected to fill a vacancy shall serve for the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed at any time, but only for “cause” (as defined in our charter), and then only by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast generally in the election of directors.

Business Combinations

Under the Maryland General Corporation Law, or the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation’s then outstanding stock.

A person is not an interested stockholder under the statute if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has, by resolution, elected to opt out of the business combination provisions of the MGCL, and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any interested stockholder of ours. This resolution may not be modified or repealed by our board of directors without the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. Accordingly, the five-year prohibition and the supermajority vote requirements described above will not apply to a business combination between us and any other person. As a result, any person may be able to enter into business combinations with us, which may not be in your best interest as a stockholder, within five years of becoming an interested stockholder and without compliance by us with the supermajority vote requirements and other provisions of the MGCL. In addition, we cannot assure you that our board of directors will not opt to be subject to such business combination provisions at any time in the future and seek stockholder approval therefor.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, by officers of the corporation or by employees of the corporation who are directors are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares of stock acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain limitations and conditions, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares of stock are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for the control shares are approved at a stockholders’ meeting and the acquiring person becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

The control share acquisition statute does not apply (a) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may not be revoked, altered or amended by our board of directors without the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. In the event that our bylaws are so amended to modify or eliminate this provision, an acquisition of shares of our stock may constitute a control share acquisition.

Subtitle 8

Subtitle 8 permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•

a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and (if the board is classified) for the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to our charter, we have elected that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class in which the vacancy occurred. We have elected not to be subject to the other provisions of Subtitle 8 unless approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors to remove a director for cause from our board of directors, (b) vest in our board of directors the exclusive power to fix the number of directors, by vote of a majority of the entire board and (c) require, unless called by the Chairman of our board of directors, our Chief Executive Officer, our President or our board of directors, the request of stockholders entitled to cast a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on the matter.

Amendment to Our Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, dissolve, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange, convert into another entity or merge unless advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two- thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for the approval of such actions by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, except for amendments to the charter related to the removal of directors for cause and the provision related to amending these provisions, the approval of which requires the affirmative vote of the stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter.

Our charter authorizes our board of directors to reclassify any unissued common stock into other classes or series of stock and to establish the number of shares of each class or series of stock and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. In addition, our charter authorizes our board of directors, without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock.

Both our board of directors and our stockholders, by the affirmative vote of a majority of the votes entitled to be cast, have the power to amend our bylaws, except for any amendment to the provisions of our bylaws relating to (i) the Maryland Control Share Acquisition Act and the Maryland Business Combination Act, the approval of which requires the affirmative vote of a majority of the votes cast on the matter by our stockholders and (ii) the amendment provision of our bylaws, the approval of which requires the affirmative vote of a majority of the votes cast on the matter by our stockholders and the approval of our board of directors.

Meetings of Stockholders

Under our bylaws, an annual meeting of stockholders shall be held each year on the date and at the time and place determined by our board of directors. Special meetings of our stockholders may be called by the Chairman of our board of directors, our Chief Executive Officer, our President or our board of directors. Our bylaws provide that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders shall also be called by our Secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and have provided the information required by our bylaws. Our Secretary shall inform the requesting stockholder of the reasonably estimated cost of preparing and delivering the notice of such special meeting and, upon payment to the corporation by such requesting stockholders of such costs, the Secretary shall give notice to each stockholder entitled to notice of such special meeting. Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders.

Stockholder Action by Written Consent

Our charter permits stockholder action by consent in lieu of a meeting to the extent permitted by our bylaws. Our bylaws provide that any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised and submitted to the stockholders for approval by our board of directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the corporation in accordance with the MGCL.

Advance Notice of Director Nominations and New Business

Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors, (3) by any stockholder who was a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving notice and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws or (4) by any Eligible Stockholder (as defined in our bylaws) who has complied with the procedures of our bylaws relating to proxy access. Stockholders generally must provide notice to our Secretary not earlier than 9:00 a.m., Eastern Time, on the 150th day or later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the time of giving notice and at the time of the special meeting (and any postponements or adjournments thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our Secretary not earlier than 9:00 a.m., Eastern Time, on the 120th day before such special meeting or later than 5:00 p.m., Eastern Time, on the later of the 90th day before the special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of shares of our stock discussed under the caption “Description of Stock—Restrictions on Transfer” prevent any individual from acquiring more than 9.8% (in value) of our outstanding stock without the approval of our board of directors. These ownership limits might delay, defer or prevent a change in control of us. Further, our board of directors has the power to amend our charter from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series, to classify and reclassify any unissued shares into other classes or series of stock, and to authorize us to issue the newly-classified shares, as discussed under the captions “Description of Stock—Common Stock,” “Description of Stock—Preferred Stock” and “Description of Stock—Power to Issue Additional Common Stock and Preferred Stock,” and could authorize the issuance of common stock or preferred stock or another class or series of shares of stock, that could have the effect of delaying, deferring or preventing a change in control of our company. We believe that the power to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock and to classify or reclassify unissued common stock or preferred stock, without stockholder approval, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees.

The provisions of our charter and bylaws discussed above under the captions “—Meetings of Stockholders” and “—Advance Notice of Director Nominations and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our stockholders or otherwise be in the best interest of our stockholders. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions were rescinded after stockholder approval or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of Maryland law could have similar anti-takeover effects. Similarly, if we opt back in to the business combination statute after stockholder approval, those provisions of Maryland law could have similar anti-takeover effects.

Exclusive Forum

Our bylaws provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for any Internal Corporate Claim (as defined by the MGCL), and (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates our directors’ and officers’ liability to us and our stockholders for money damages to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits a Maryland corporation from indemnifying a director or officer who has been adjudged liable in a suit by the corporation or on its behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by the corporation or on its behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter and our bylaws obligate us to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•	as our present or former director or officer or an observer on the board of trustees of Americold Realty Trust; or

•

while a director or officer or an observer on the board of trustees of Americold Realty Trust and at our request or the request of Americold Realty Trust, as a director, officer, partner, trustee, member, manager, employee or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust or employee benefit plan or any other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and without requiring a preliminary determination of the ultimate entitlement to indemnification to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of our company or any of our predecessors.

We have also entered into indemnification agreements with each of our executive officers and directors that obligate the company to indemnify them to the maximum extent permitted by Maryland law.

Limited Partnership Agreement

Voting Rights

Under the operating partnership’s limited partnership agreement, our company, as our operating partnership’s sole general partner, exercises exclusive and complete responsibility and discretion in our operating partnership’s day-to-day management and control, can cause our operating partnership to enter into major transactions including acquisitions, dispositions and refinancings, subject to certain limited exceptions, and may not be removed as general partner by our limited partners. Our limited partners do not have voting rights relating to our operating partnership’s operation and management, except in connection with matters, as described more fully below, involving certain amendments to the limited partnership agreement.

Our limited partners expressly acknowledged that our company, as our operating partnership’s general partner, is acting on behalf of our operating partnership, our company and our company’s stockholders collectively. Our company is under no obligation to consider the separate interests of our limited partners in deciding whether to cause our operating partnership to take or decline to take any actions. In the event of a conflict between the interests of our company’s stockholders on the one hand and our limited partners on the other, our company will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our limited partners; provided, however, that for so long as our company directly owns a controlling interest in our operating partnership, any such conflict that our company, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either our stockholders or our limited partners shall be resolved in favor of our stockholders. Our company is not liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions, provided that our company has acted in good faith.

Exchange of Partnership Units

The partnership units are exchangeable for common stock on a one-for-one basis after such partnership units have been held for one year, subject to certain restrictions contained in the limited partnership agreement. Our operating partnership may, however, pay cash for partnership units instead of issuing common stock.

Transfer Restrictions

The partnership units are also subject to certain restrictions on transfer contained in the limited partnership agreement. Accordingly, the partnership units may not be sold or transferred except in compliance with these provisions. The partnership units (and the common stock into which partnership units are convertible) are also not transferable under federal and state securities laws absent a specific exemption or an effective registration statement.

Amendments to the Limited Partnership Agreement

Our company, as the general partner of our operating partnership, has the power unilaterally to make amendments to the limited partnership agreement in any respect or to merge or consolidate our operating partnership with or into any other business entity in connection with certain transfers of our company’s interest in our operating partnership as our general partner; provided, however, that the following amendments to the limited partnership agreement may not be made without the approval of limited partners holding a majority of all outstanding interests in our operating partnership:

•	any other merger or consolidation of our operating partnership;

•	any amendment affecting the operation of the exchange rights (or the operation of the related conversion factor) with respect to partnership units in a manner adverse to our limited partners;

•

any amendment adversely affecting the rights of our limited partners to receive distributions payable to them under the limited partnership agreement, other than with respect to the issuance of additional partnership units in connection with capital contributions;

•

any amendment altering our operating partnership’s allocations of profit and loss to our limited partners, other than with respect to the issuance of additional partnership units in connection with capital contributions; and

•	any amendment imposing any obligations on our limited partners to make additional capital contributions to our operating partnership.

Distributions to Holders of Partnership Units

The limited partnership agreement provides that holders of interests in the operating partnership (including partnership units) are entitled to receive quarterly distributions of cash, in an amount determined by our company in its sole and absolute discretion, on a pro rata basis in accordance with their respective percentage interests.

Issuance of Additional Partnership Units, Common Stock or Preferred Stock

As the operating partnership’s sole general partner, our company has the ability to cause our operating partnership to issue additional partnership units representing general and limited operating partnership interests. In addition, our company may issue additional common stock, preferred stock or convertible securities, but only if it causes our operating partnership to issue to it operating partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to the economic interests of the securities that our company has issued.

Tax Matters

In addition to being the general partner of our operating partnership, our company will be the operating partnership’s “partnership representative” pursuant to Section 6223(a) of the Code and will appoint the “designated individual” empowered to act on behalf of our operating partnership in connection with certain tax matters. As a result, our company will have the authority to make tax elections under the Code on our operating partnership’s behalf.

Allocations of Profit and Loss to Partners

Our operating partnership’s profit and loss for each fiscal year or other applicable period will generally be allocated among holders of interests in our operating partnership in accordance with their respective percentage interests in our operating partnership.

In addition, our company may from time to time issue long-term incentive units to persons who provide services to our company or our operating partnership, for such consideration as our company, as general partner, may determine to be appropriate, and admit such persons as limited partners. Subject to certain provisions of the limited partnership agreement, the long-term incentive units are treated as partnership units, with all the rights, privileges and obligations attendant thereto. The long-term incentive units may be subject to vesting requirements. The terms and special allocation provisions with respect to long-term incentive units are described in the limited partnership agreement.

Operations

The limited partnership agreement provides that our company, as general partner, will determine in its discretion and distribute cash on a quarterly basis, in an amount determined by our company in its sole and absolute discretion, on a pro rata basis in accordance with the partners’ percentage interests in our operating partnership.

The limited partnership agreement provides that our operating partnership will assume and pay when due, or reimburse our company for payment of, all costs and expenses relating to our operating partnership’s operations, or for our operating partnership’s benefit.

Term

Our operating partnership will have a perpetual existence until it is dissolved in accordance with the terms of the limited partnership agreement or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, the limited partnership agreement indemnifies our company, as general partner, and its directors, officers, employees and any other persons it may designate from time to time from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to our operating partnership’s operations in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

The limited partnership agreement also requires the operating partnership to reimburse an indemnitee for reasonable expenses incurred by an indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the operating partnership of (i) a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the operating partnership and (ii) a written undertaking by or on behalf of the indemnitee to repay the amount so paid or reimbursed by the operating partnership if it shall ultimately be determined that the standard of conduct has not been met.

Similarly, our company, as our operating partnership’s general partner, and its officers, directors, agents and employees, are not liable for monetary damages to our operating partnership or any partners of our operating partnership or any limited partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission so long as our company, as general partner, acted in good faith.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following general summary of material U.S. federal income tax considerations regarding our company and the ownership of our common stock is based on the Code; the current, temporary, and proposed Treasury Regulations promulgated under the Code; the legislative history of the Code; current administrative interpretations and practices of the IRS; and court decisions, in each case as of the date of this prospectus, all of which may be repealed, revoked or modified, possibly with retroactive effect. The administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Although, as described below, we have received two prior rulings from the IRS and we recently entered into a closing agreement with the IRS on certain issues, we have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT in connection with this prospectus, and the statements included in, or incorporated by reference into, this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary also assumes that we and our subsidiaries and affiliated entities will operate in accordance with the applicable organizational documents or operating agreements.

This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary is for general information only, and does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special treatment under the federal income tax rules (except as specifically provided below), including without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock”);

•	S corporations;

•	traders in securities that elect to mark to market;

•	partnerships and pass-through entities;

•	persons holding our shares indirectly through other vehicles, such as partnerships, trusts, or other entities;

•	regulated investment companies and REITs;

•	broker dealers and dealers in securities or currencies;

•	U.S. expatriates;

•	trusts and estates;

•	holders who receive our shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment or risk reduction or constructive sale transaction;

•	persons beneficially or constructively holding a 10% or more (by vote or value) stock in us; and

•	U.S. stockholders whose functional currency is not the U.S. dollar.

This summary assumes that you will hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). In addition, this summary does not address the alternative minimum tax provisions of the Code (except where specifically noted), state, local, or non-U.S. tax considerations, or taxes other than income taxes (except where specifically noted). The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend upon the stockholder’s particular tax circumstances.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale or other disposition of our common stock and of our election to be taxed as a REIT for U.S. federal income tax purposes, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

Tax Reform Legislation Enacted December 22, 2017

On December 22, 2017, the President signed into law comprehensive tax reform legislation commonly known as the Tax Cuts and Jobs Act, or TCJA, which generally took effect for taxable years beginning on or after January 1, 2018 (subject to certain exceptions). This legislation made many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (both regular C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. These changes are generally effective for taxable years beginning after December 31, 2017. However, a number of changes that reduce the tax rates applicable to noncorporate taxpayers (including a new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income), and also limit the ability of such taxpayers to claim certain deductions, will expire for taxable years beginning after 2025 unless Congress acts to extend them. Consequently, there can be no assurance that any tax consequences expected under present law will continue to be available in the future.

These changes will impact us and our stockholders in various ways, some of which are adverse relative to prior law, and this summary of material U.S. federal income tax considerations incorporates these changes where material.

Taxation of Our Company

General

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 1999. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code and intend to continue to be organized and operate in such a manner. However, qualification and taxation as a REIT depend upon our continuing ability to satisfy the numerous asset, income, share ownership and distribution tests imposed under the Code, the satisfaction of which depends, in part, on our operating results. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT.

The provisions of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the provisions of the Code and the corresponding Treasury Regulations that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the express language of the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

In connection with this registration statement, King & Spalding LLP has rendered an opinion, subject to certain qualifications, assumptions and limitations, that:

(1)

We have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of our taxable years ended December 31, 2015 through December 31, 2022, and our organization and current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2023 and future taxable years.

(2)

The statements set forth in this prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Investors should be aware that the opinion of King & Spalding LLP is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations as to the nature and value of our assets, the nature and character of our income, our organizational documents and stockholder ownership, and the present and future conduct of our business. The opinion of King & Spalding LLP is also based on the closing agreement that we entered into with the IRS. See “—IRS Closing Agreement.”

The opinion of King & Spalding LLP will not be binding upon the IRS or any court. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, the numerous asset, income, share ownership and distribution tests, discussed below, the satisfaction of which depend in part on our operating results, the results of which have not been and will not be reviewed by King & Spalding LLP on a continuing basis.

Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will satisfy such requirements for any particular taxable year. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative, or judicial action at any time. King & Spalding LLP has no obligation to update its opinion subsequent to the date thereof and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The opinion of King & Spalding LLP does not foreclose the possibility that we may have to utilize the relief provisions discussed below in circumstances not contemplated above, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to retain our REIT qualification.

IRS Closing Agreement

Prior to our initial public offering, or our IPO, King & Spalding LLP identified certain potential issues relating to the status of the storage revenues derived from our Australian and New Zealand warehouse customers as qualifying rents from real property, or Qualifying Rents, for purposes of the 75% and 95% gross income tests that apply to REITs. See “—Gross Income Tests” below. We refer to the revenues from these properties that we received prior to the implementation of certain remediation measures as the “affected storage revenues.” These issues arose as a result of departures from certain representations made in connection with the 2004 Ruling (as defined below) with respect to such customers and also as a result of certain provisions of intercompany agreements between our Australian and New Zealand taxable REIT subsidiaries and our qualified REIT subsidiary that own or lease our Australian and New Zealand warehouse facilities. King & Spalding LLP determined that these potential issues might result in such storage revenues failing to be treated as Qualifying Rents, and that, if such characterization were determined to be correct, we may not have satisfied the 95% gross income test in certain taxable years. Although we believed that we met the Income Tests notwithstanding the issues identified by King & Spalding LLP, in order to resolve any uncertainty, we made a voluntary disclosure of these potential issues to the IRS and filed a request for closing agreement, or the Request, with the IRS on November 16, 2016. In the Request, we asked the IRS to determine that the Australian and New Zealand storage revenues constituted Qualifying Rents notwithstanding the potential issues noted in the Request, or, in the alternative, that any potential failure to satisfy the 95% gross income test due to such issues was due to reasonable cause and not willful neglect, and thus we would be treated as having satisfied the 95% gross income test under Section 856(c)(6) of the Code, or the Reasonable Cause Exception, notwithstanding any such failure. See “—Gross Income Test Relief Provisions” below for a description of the Reasonable Cause Exception. We took steps to remediate the potential issues noted in the Request and completed them by June 30, 2017 after obtaining certain lender approvals.

After concluding that an IRS determination as to whether the Australian and New Zealand storage revenues constituted Qualifying Rents was likely to entail significant delay and potentially interfere with timely completion of our IPO, we entered into a definitive closing agreement with the IRS which (i) treats the affected storage revenues as nonqualifying gross income but determines that the Reasonable Cause Exception applies for each taxable year where we determined there was a potential failure of the 95% gross income test, and (ii) determines that any failure to satisfy the 95% gross income test for our 2017 taxable year that resulted from treating the affected storage revenues received during such year prior to our obtaining lender consent for certain remediation measures as nonqualifying gross income would be due to reasonable cause and not due to willful neglect. Thus, if we failed to satisfy the 95% gross income test for 2017 as a result of the issues that are the subject of the closing agreement, we would not lose our REIT status provided we comply with certain procedural requirements, and in that event a tax would be imposed under Section 857(b)(5) of the Code equal to the amount by which our qualifying income is less than 95% of our total gross income multiplied by a fraction intended to reflect our profitability. The payment made to the IRS pursuant to the closing agreement was approximately $4.3 million. We conclude that we also failed to satisfy the 95% gross income test for 2017 as a result of the issues noted above and paid a tax of approximately $550,000 as a result of such failure.

Taxation of REITs in General

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that we distribute (or are deemed to distribute) currently to our stockholders because the REIT provisions of the Code generally allow a REIT to deduct dividends paid to stockholders. This treatment substantially eliminates the “double taxation” of earnings (meaning taxation at both the corporate level and stockholder level) that ordinarily results from investment in a regular corporation (a C corporation that does not qualify as a REIT or for other special classification under the Code). In general, income generated by a REIT is taxed only at the stockholder level upon a distribution of dividends by the REIT to its stockholders. Under TCJA, regular C corporations that have not elected REIT tax status are subject to U.S. federal income tax at a rate of 21%. In addition, TCJA temporarily reduced the effective maximum rate of U.S. federal income tax on qualified REIT dividends received by U.S. holders of REIT shares that are individuals, estates and trusts. Finally, the reduction in the corporate tax rate and repeal of the corporate alternative minimum tax may be beneficial to our taxable REIT subsidiaries, or our TRSs, which are taxed as regular C corporations.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal income taxation in the following circumstances:

•

We will be taxed at the regular corporate rate (currently 21%) on our REIT taxable income, including net capital gains that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at a rate of 21%.

•

If due to reasonable cause and not willful neglect we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (B) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests as described below (other than a de minimis failure of the 5% asset test or the 10% vote or value test) due to reasonable cause and not due to willful neglect, but we nonetheless maintain our REIT qualification because of specified cure provisions (including the requirement to dispose of the nonqualifying assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure), we will be required to pay a tax in an amount equal to the greater of $50,000 per failure or the highest corporate tax rate (currently 21%) multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior taxable years, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed plus any retained amounts on which income tax has been paid at the corporate level.

•

If we acquire appreciated assets from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate (currently 21%), unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

•	We will be required to pay a 100% tax on certain transactions with our TRSs that are not conducted on an arm’s length basis. See “—Penalty Tax.”

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. See “—Taxation of U.S. Holders of Our Common Stock—Distributions Generally.”

•	The earnings of any subsidiaries that are C corporations, including any TRSs, are subject to federal corporate income tax at a rate of 21%.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Organizational Requirements.”

In addition, we and our subsidiaries may be subject to a variety of taxes not discussed here, including payroll taxes and state, local, and foreign income, property, and other taxes on our assets and operations, some of which may apply because such jurisdictions may not treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Other countries may impose taxes on our or our subsidiaries’ operations within their jurisdictions. Furthermore, as a REIT, neither we nor our stockholders will derive a significant benefit from foreign tax credits arising from those taxes. However, in certain circumstances our TRSs may benefit from foreign tax credits arising from those taxes.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)	that is not a financial institution or an insurance company subject to special provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, including specified entities treated as individuals for this purpose, during the last half of each taxable year;

(7)	that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated,

(8)	that uses a calendar year for federal income tax purposes and satisfies all relevant filing and other administrative requirements of the federal tax laws to maintain its REIT status;

(9)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(10)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(11)	that has not been a party to certain spin-off transactions that are tax-deferred under section 355 of the Code during the preceding ten years but generally after December 7, 2015.

We must meet conditions (1) through (4), inclusive, and (8) and (10) during our entire taxable year and we must meet condition (5) during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

To monitor compliance with the share ownership requirements for a REIT, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our capital shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. We could be subject to monetary penalties if we fail to comply with these recordkeeping requirements. A stockholder that fails or refuses to comply with this demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

We believe that we have been organized, have operated and have issued sufficient shares of capital shares with sufficient diversity of ownership to allow us to satisfy conditions (1) through (11), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These share ownership and transfer restrictions are described in “Description of Stock—

Restrictions on Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, we will fail to qualify as a REIT. If, however, we comply with the rules described above that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled “—Failure to Qualify.”

Ownership of Interests in Partnerships and Limited Liability Companies

An unincorporated domestic entity organized as a partnership or limited liability company under state law and wholly owned by a REIT (including through ownership in a qualified REIT subsidiary) will generally be treated as a disregarded entity for federal income tax purposes unless it elects otherwise. The assets, liabilities and items of gain, loss, deduction and credit of any such disregarded entity are attributed entirely to the parent REIT for all purposes under the Code, including all REIT qualification tests.

An unincorporated domestic entity that has two or more owners will be treated as a partnership for federal income tax purposes, unless it elects otherwise. In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital. However, solely for purposes of the 10% value test described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding certain securities. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests.

We currently own 100% of the primary class of equity interests in our operating partnership (directly or through a qualified REIT subsidiary). A secondary class of equity interests in our operating partnership has been issued to certain directors and employees and such equity interests are intended to be treated as “profits interests” for U.S. federal income tax purposes. Thus, the operating partnership is treated as a partnership for U.S. federal income tax purposes. Accordingly, to the extent not allocated to holders of the operating partnership’s profits interests, 100% of the assets and items of income, gain, loss, deduction and credit of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, will be treated as our assets and items of income, gain, loss, deduction and credit for the purpose of applying the requirements described in this discussion, including the income and asset tests described below.

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company in which we own an interest could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Ownership of Interests in Qualified REIT Subsidiaries

We may from time to time own and operate certain properties through wholly owned corporate subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own, directly or indirectly, 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a TRS, as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the federal income tax requirements described in this prospectus, any corporations in which we own a 100% interest (other than any TRSs) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, although it may be subject to state and local taxation in some states. Furthermore, our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITS, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Ownership of Interests in Taxable REIT Subsidiaries

We currently hold interests in several TRSs, and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing, directly or indirectly, more than 35% of the total voting power or value of the outstanding securities of such corporation. No more than 20% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs. A REIT’s ownership of securities of TRSs will not be subject to the 10% or 5% asset test described below. See “—Asset Tests.” Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a TRS is subject to federal corporate income tax as a regular C corporation at a rate of 21%. This may reduce the cash flow generated by us and our subsidiaries, in the aggregate, and may reduce our ability to make distributions to our stockholders.

Income earned by a TRS is not attributed to the REIT. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat dividends paid to us from such TRS, if any, as income. This income can affect our income and assets tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a TRS without affecting our status as a REIT. For example, we use TRSs to perform services or conduct activities that give rise to certain categories of income such as fees for the management of warehouses for third parties, and to provide services to tenants that we are not permitted to provide directly to tenants under the REIT rules. Additionally, all of our employees are employed by one or more of our TRSs. See “—Rents from Real Property.”

Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to assert successfully that the economic arrangements between us and a TRS are not comparable to similar arrangements among unrelated parties.

Under amendments made by TCJA to Section 172 of the Code, to the extent one or more of our TRSs have net operating loss carryforwards arising from losses sustained in taxable years beginning after December 31, 2017, the deduction for such carryforwards is limited to 80% of the TRS’s taxable income, and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely.

Gross Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property and from qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	“rents from real property”;

•	gain on the sale or other disposition of real property, other than property held primarily for sale to customers in the ordinary course of business;

•	abatements and refunds of taxes on real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs (but not dividends from a TRS);

•	income and gain derived from “foreclosure property”;

•	interest on debt secured by mortgages on real property or on interests in real property;

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (1) to make loans secured by mortgages on real property or on interests in real property or (2) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

For purposes of this test, interest on obligations secured by both real and personal property will be treated as qualifying income for purposes of the 75% gross income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property.

Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from sources that qualify for purposes of the 75% gross income test and from dividends (including dividends from our TRSs), interest, and gain from the sale or disposition of stock or securities, or any combination of these. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales, or an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator of both gross income tests. See “—Prohibited Transaction Income” below.

Rents from Real Property

Rents that we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of gross receipts or sales.

•

In general, neither we nor an actual or constructive owner of 10% or more of our capital shares may actually or constructively own 10% or more of a tenant or a subtenant of a tenant, or the 10% tenant rule. Otherwise, the rent received from such a tenant (or subtenant) may be nonqualifying income unless the tenant or subtenant is a TRS and certain other requirements are met, as discussed below.

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as rents from real property.

•

We normally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may provide services through an independent contractor who is adequately compensated and from whom we do not derive or receive any income or through a TRS. Such services will not cause the rent we receive from those tenants to fail to qualify as rents from real property. Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (1) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (2) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

From time to time, we may lease space to one or more of our TRSs and we may be required to treat any rental payments under those leases as non-qualifying income for REIT purposes under the 10% tenant rule. In the event we enter into leases with any of our TRSs in the future, then, for purposes of the 10% tenant rule discussed above, rents received from such TRSs will not be excluded from the definition of “rents from real property” if at least 90% of the leased space at the property to which the rents relate is rented to qualifying third parties and the rents paid by the TRS are comparable to rents paid by our other tenants for comparable space. Whether rents paid by the TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS is modified and such modification results in an increase in rents payable by such TRS, any such increase will not qualify as rents from real property.

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may decide not to satisfy some of these conditions to the extent the failure to comply with those conditions will not, based on the advice of our tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

Substantially all of the rental income that we have received in the past and that we anticipate receiving in the future is derived from providing space to customers in our temperature-controlled storage facilities. Our management, trucking, and logistics businesses are carried out by some of our TRSs. We received a private letter ruling from the IRS in 2004, or the 2004 Ruling, substantially to the effect that, if certain conditions are met, (1) amounts we receive for providing space in our temperature-controlled warehouses will constitute rents from real property for purposes of the gross income tests and (2) the provision of product handling, transportation, and other supply-chain services to our customers by a TRS will not cause otherwise qualifying amounts we receive from our customers for providing space in our temperature-controlled warehouses to be nonqualified for purposes of the gross income tests. Our ability to rely on this ruling depends on the continuing accuracy of the facts and representations made to the IRS in connection with such ruling. As discussed under “—IRS Closing Agreement,” we entered into a closing agreement with the IRS pursuant to which we agreed to treat certain income from our Australian and New Zealand properties as nonqualifying income and the IRS agreed that any resulting failure was due to reasonable cause and not due to willful neglect for purposes of applying the Reasonable Cause Exception.

We also obtained a private letter ruling from the IRS in 1998 which provides that our temperature-controlled storage warehouses and central refrigeration systems constitute real property for purposes of the gross income tests described above and the asset tests described below. Recently finalized Treasury Regulations, or the New Real Property Regulations, have revised the definition of “real property” for purposes of the REIT rules and provided an example that reaches a conclusion consistent with the 1998 private letter ruling in the context of a REIT that leased a temperature-controlled storage warehouse to a tenant under a long-term lease. The 1998 private letter ruling did not address the treatment of our racking systems as real property. While we believe our racking systems also constitute real property under the New Real Property Regulations and the law as it existed prior to the effective date of such regulations, such treatment depends on the application of a number of factors, including permanence, useful life, and frequency and ease of removal, and no assurance can be given that the IRS would not challenge such conclusion. Even if the racking systems were considered to be personal property based on the multiple-factor test in the New Real Property Regulations, then for taxable years commencing after December 31, 2015, so long as the value of such racking systems (and any other personal property leased in connection with our leases of real property) represents no more than 15% of the aggregate real and personal property leased to our customers, as we believe to be the case, such racking systems should be treated as real property and any rents attributable thereto should be treated as qualifying rents. For prior taxable years, while rents attributable to such racking systems would be treated as qualifying rents, the racking systems themselves would not be treated as real property. However, we believe that we would still satisfy the various asset tests described below.

Income from Hedging Transactions

From time to time, we intend to enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction that is clearly identified as a hedging transaction as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of (and thus will be exempt from) the 95% gross income test and the 75% gross income test. A “hedging transaction” means either (1) any transaction entered into in the normal course of our business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) and (3) any transaction entered into to “offset” transactions described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below.

We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging transactions (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the regular corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreign Currency Gains

We have investments in entities and properties located outside the United States. In addition, in the future we may acquire or invest in additional entities or properties located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses.

Certain foreign currency gains, to the extent attributable to specified assets or items of qualifying income or gain for purposes of the 75% or 95% gross income test, generally will not constitute gross income for purposes of the applicable test, and therefore will be exempt from such test, provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do. While we may recognize foreign currency gains that will be nonqualifying income for purposes of the 75% and 95% gross income tests, we do not expect that any such foreign currency gains will adversely affect our ability to comply with such tests.

Ownership of Interests in Controlled Foreign Corporations

We own interests in TRSs that are “controlled foreign corporations” for U.S. federal income tax purposes. We will be deemed to earn certain types of income earned by our controlled foreign corporations, whether or not such income is actually distributed to our operating partnership. We will also be deemed to earn other income that is earned but not distributed by our controlled foreign corporations to the extent such corporations are considered to own or guarantee our debt. TCJA also requires us to include in gross income the “global intangible low-taxed income,” or GILTI, determined with respect to our controlled foreign corporations, regardless of whether any distributions are made by our controlled foreign corporations. GILTI is generally equal to the excess, if any, of our pro rata share of the net income (as specially determined for this purpose, taking into account a number of modifications) of our controlled foreign corporations over a deemed return with respect to certain tangible investments made by our controlled foreign corporations. Gross income that we are required to take into account under these provisions will not qualify for the 75% gross income test, but the IRS has issued a Revenue Procedure that treats such income as qualifying for the 95% gross income test. We intend to manage the operations of our controlled foreign corporations, and our ownership of stock of such corporations, to avoid realizing income that would cause us to fail to satisfy the 75% or 95% gross income test.

Gross Income Test Relief Provisions

We will monitor the amount of nonqualifying income we earn and will take actions intended to keep this income within the limitations of the REIT gross income tests. While we expect these actions will prevent a violation of the REIT gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code, which we refer to above as the Reasonable Cause Exception. We generally may make use of the Reasonable Cause Exception if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

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following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we attach a schedule to our U.S. federal income tax return setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with applicable Treasury Regulations.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of the Reasonable Cause Exception. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If the Reasonable Cause Exception does not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of REITs in General,” even if the Reasonable Cause Exception applies, and we retain our status as a REIT, a tax would be imposed with respect to our excess nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income. As discussed above under “—IRS Closing Agreement,” we have relied on the Reasonable Cause Exception for the 2017 and certain prior taxable years with respect to certain storage revenues derived from our Australian and New Zealand warehouses during such years.

Prohibited Transaction Income

Any gain (including any net foreign currency gain) that we realize on the sale of property (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe-harbor exceptions apply. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains recognized by any TRS or any other taxable corporation, although such income will be subject to tax in the hands of such corporation at the regular corporate income tax rate (currently 21%).

Penalty Tax

Any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined TRS service income” we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our TRSs, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted if the amounts were determined on an arm’s-length basis. Redetermined TRS service income means the gross income of one of our TRSs attributable to services provided to, or on behalf of, us, to the extent the amount of such income would be increased on distribution, apportionment, or allocation under section 482 of the Code. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Our TRSs provide certain services to our tenants. We attempt to set the fees paid to our TRSs for such services at arm’s-length rates, supported by appropriate transfer pricing studies, although the fees paid may not satisfy the safe-harbor provisions contained in the Code. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect income. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of the amount of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature and diversification of our assets. For purposes of these tests, we will be deemed to own our proportionate share of the assets of any partnership or limited liability company treated as a partnership for federal income tax purposes based on our capital interest in such entity, subject to special rules relating to the 10% value test described below.

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items, and certain government securities. The term “real estate assets” includes real property (including interests in real property and interests in mortgages on real property), shares (or transferable certificates of beneficial interest) in other REITs, and property attributable to the temporary investment of new capital as described above. For tax years beginning after December 31, 2015, real estate assets include (1) personal property that is leased with real property and that accounts for no more than 15% of the total rent paid for the real and personal property; (2) obligations secured by a mortgage on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property; (3) debt instruments of publicly offered REITs; and (4) interests in mortgages on interests in real property (for example, an interest in a mortgage on a leasehold interest in real property).

•	Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

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Third, except for investments in other REITs, our qualified REIT subsidiaries and TRSs and any other securities includible in the 75% asset test, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor, debt securities issued by a partnership in which the REIT holds a partnership interest (to the extent of such partnership interest), or debt securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

•	Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs.

•	Fifth, not more than 25% of the value of our total assets may consist of debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

As described above, we obtained a private letter ruling from the IRS in 1998 which provides that our temperature-controlled storage warehouses and central refrigeration systems constitute real property for purposes of these tests. Although the ruling did not address the treatment of our racking systems as real property, we believe that they should be so treated, as described above.

Our operating partnership owns stock in several TRSs. So long as each of these companies qualifies as a TRS, we will not be subject to the 5% asset test, the 10% voting securities limitation, or the 10% value limitation with respect to our ownership of their stock. Because TRS securities do not qualify for purposes of the 75% asset test, and because we own other assets that do not, or may not, qualify for the 75% asset test, the 75% asset test may effectively limit the value of our TRS securities to less than the TRS-specific 20% limitation described above. Based in part on independent valuations we have obtained in the past, we believe that the aggregate value of our TRS securities has not exceeded the TRS-specific limitation, and such value, together with any other non-qualifying assets, has not exceeded the permitted percentage of the value of our total assets. However, there can be no assurance that the IRS will agree with our determinations of value.

We will monitor the status of our assets, including the growth of our TRS business and the value of our TRS securities, for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Other than the independent valuations mentioned above, no independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from the changes in the relative market values of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure multiplied by the highest corporate tax rate (currently 21%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income” computed without regard to the dividends paid deduction and our net capital gain or loss; and

•	90% of our after tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income” computed without regard to the dividends paid deduction and our net capital gain or loss. For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

We generally must pay the distributions described above in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment after such declaration, or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified date in any such month, and we actually pay the dividend before the end of January of the following year.

Generally speaking, to be deductible the amount distributed by a REIT must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class. However, this rule no longer applies to publicly offered REITs. Accordingly, once we became publicly offered, the preferential dividend rule no longer applies to our distributions.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made. Under the TCJA, federal net operating losses incurred in taxable years beginning after December 31, 2017 can be carried forward indefinitely. Net operating losses of a REIT may not be carried back to any taxable year, regardless of whether the taxpayer qualified as a REIT in such taxable year. To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements.

To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at the regular corporate tax rate (currently 21%). Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed (taking into account excess distributions from prior years). Any REIT taxable income and net capital gain that was subject to income tax for any year is treated as an amount distributed during that year for purposes of calculating the 4% excise tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their shares by the difference between (1) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership (of which we are the 100% owner) authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. Further, under amendments to Section 451 of the Code made by TCJA, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers. Changes to Section 162(m) made by TCJA and effective for taxable years following December 31, 2017 eliminated an exception that formerly permitted certain performance-based compensation to be deducted even if in excess of $1 million, which may have the effect of increasing our REIT taxable income. Finally, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable share dividends in order to meet the distribution requirements, while preserving our cash.

In December 2020, the IRS released final regulations under Section 162(m) of the Code, which addressed changes made by TCJA and, among other things, extended the coverage of Section 162(m) to include compensation paid by a partnership for services performed for it by a covered employee of a corporation that is a partner in the partnership. The preamble to the final regulations states that generally Section 162(m) would not apply to compensation paid to a publicly held corporation’s covered employee by a corporate subsidiary of a partnership for services performed as an employee of the subsidiary because, in this circumstance, the corporate subsidiary would not be a member of the publicly held corporation’s affiliated group. Thus, it is possible that certain compensation paid by our TRSs that otherwise would be subject to Section 162(m) may not be subject to the limitations under Section 162(m).

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. However, we will be required to pay interest and, in some cases, penalties to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Interest Deduction Limitation Enacted by TCJA

Section 163(j) of the Code, as amended by the TCJA, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense and net operating loss carryforwards. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. In general, while there is no authority under such provision or in the legislative history of the TCJA that specifically addresses temperature-controlled warehouses, we believe that our leasing, management and operation of such warehouses should constitute a real property trade or business, and our operating partnership has elected not to have the interest deduction limitation apply to that trade or business. Further, the IRS has issued regulations that include a safe harbor that would allow any REIT to treat its real property assets (other than certain real property financing assets) as a real property trade or business that qualifies for the election. If the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs (who may not independently qualify to make the Section 469(c)(7)(C) election) to have greater taxable income and thus potentially greater corporate tax liability.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction. Under TCJA, like-kind exchange tax deferral treatment is available only with respect to exchanges of real property. Thus, tax-free exchanges of tangible personal property and intangible property are no longer permitted.

Built-In Gains Tax

If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, during the five-year period beginning on the date we acquire the asset, we could be required to pay tax at the highest corporate rate on the gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss, for purposes of the distribution requirements. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its federal income tax return.

Recordkeeping Requirements

We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock. See “—Organizational Requirements.”

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax on our taxable income at the regular corporate rate (currently 21%). Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the funds available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction, and individuals may be eligible for the preferential rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year during which we lost our qualification.

Taxation of U.S. Holders of Our Common Stock

For purposes of our discussion, the term “U.S. holder” means a holder of our common stock who, for U.S. federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

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a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. If you are a partner in a partnership holding our common stock, you are encouraged to consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

Distributions Generally

As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” must generally be taken into account as ordinary income and will not qualify for the reduced capital gain rates (currently a maximum rate of 20%) that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. Corporate U.S. holders will not be eligible for the dividends received deduction with respect to these distributions.

The taxation of ordinary REIT dividends has been significantly changed by TCJA, which makes comprehensive changes to the federal income tax treatment of individuals, estates and trusts that generally are effective for taxable years beginning on or after January 1, 2018 and, subject to certain exceptions, expire on December 31, 2025 unless Congress takes action to extend the effectiveness of such changes beyond the scheduled sunset date. In addition to eliminating or limiting various deductions for non-corporate taxpayers and increasing the standard deduction, TCJA also reduces the maximum U.S. federal income tax rate from 39.6% to 37% for individuals filing singly with taxable income over $500,000 and married taxpayers filing jointly with taxable income over $600,000. The new law also makes generally beneficial changes to the tax rates and tax brackets applicable to taxable income below those thresholds.

In addition, under Section 199A of the Code, individuals, estates and trusts who receive “qualified REIT dividends” are permitted to claim a tax deduction equal to 20% of the amount of such dividends in determining their U.S. federal taxable income, subject to certain limitations. Pursuant to the Treasury Regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the stockholder must meet two holding period-related requirements. First, the stockholder must hold the REIT shares for a minimum of

46 days during the 91-day period that begins 45 days before the date on which the REIT share becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Treasury Regulations provide that stockholders of registered investment companies, or RICs, are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs so long as the stockholders satisfy applicable holding period requirements with respect to their interests in the RIC. The 20% deduction does not apply to REIT capital gain dividends or to REIT dividends that we designate as “qualified dividend income,” as described below. Like most of the other changes made by the TCJA applicable to non-corporate taxpayers, the Section 199A deduction will expire on December 31, 2025 unless Congress acts to extend it. Thus, for an individual U.S. holder of our common stock subject to the maximum 37% tax rate (through 2025), this tax deduction temporarily reduces the maximum effective U.S. federal income tax rate on ordinary REIT dividends to 29.6%. This deduction, in contrast to the deduction allowed by Section 199A with respect to certain “qualified business income” received by, or allocated to, individuals, trusts and estates, is not limited based on W-2 wages or invested capital. Final Treasury Regulations regarding the application of Section 199A were issued on February 8, 2019. These final Treasury Regulations clarify some aspects of how Section 199A will apply, but numerous uncertainties remain. The Section 199A deduction is extremely complex and additional regulatory guidance regarding its application may be issued in the future. If you are an individual, estate or trust, you are strongly encouraged to consult your tax advisor regarding the potential availability of this deduction with respect to your investment in our shares of common stock.

A corporate U.S. holder of our shares will not qualify for the 50% dividends received deduction generally available to corporations that receive dividends from non-REIT C corporations, and will be subject to U.S. federal income tax on our dividends at a rate of 21%.

The tax rates applicable to long-term capital gains were not changed by TCJA and continue to apply to dividends received by such U.S. holders that we designate as capital gain dividends. Similarly, TCJA left unchanged the maximum 20% U.S. federal income tax rate for non-corporate taxpayers that applies to dividends that we properly designate as qualified dividend income and that are (1) attributable to dividends received by us from non-REIT corporations, such as any of our domestic TRSs or certain foreign corporations, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). If a foreign corporation is a foreign personal holding company or a passive foreign investment company, then dividends from such a corporation will not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the shares on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the U.S. holder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the U.S. holder will only be eligible to treat the dividend as qualifying dividend income if the U.S. holder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a U.S. holder will be required to hold our shares for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the share becomes ex-dividend.

A U.S. holder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. holder has held our common stock. Under Section 291 of the Code, a corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a rate of up to 20%; or

•	an unrecaptured section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a maximum rate of 25%.

The IRS currently requires that distributions made to different classes of shares be comprised proportionately of dividends of a particular type. The IRS has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate domestic shareholders) to a portion of capital gain realized by a non-corporate domestic shareholder on the sale of our shares of common stock that would correspond to our “unrecaptured section 1250 gain.”

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s shares. Rather, such distributions will reduce the adjusted basis of the shares. To the extent that distributions exceed the adjusted basis of a U.S. holder’s shares, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared to the extent positive current or accumulated earnings and profit exist.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. holder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. holders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Sales or Other Taxable Dispositions of Our Common Stock

Upon any taxable sale or other disposition of our common stock, a U.S. holder of our common stock will recognize gain or loss for federal income tax purposes on the disposition of our common stock in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted tax basis in such common stock for tax purposes.

A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. Gain or loss will be capital gain or loss if the common stock have been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket. In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Medicare Tax on Net Investment Income

U.S. holders that are classified as individuals, estates, and certain trusts, and whose income exceeds certain thresholds, are also subject to an additional 3.8% Medicare tax on dividends received from us and on gain recognized with respect to the disposition of our shares. The temporary 20% deduction allowed by Section 199A of the Code, as added by TCJA, with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. See “—Taxation of U.S. Holders of Our Common Stock – Distributions Generally.” U.S. holders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

Information Reporting Requirements and Backup Withholding

We or the applicable withholding agent will report to U.S. holders and to the IRS the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to withholding at a rate of 24% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as a backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status.

Taxation of Tax-Exempt Holders of Our Common Stock

Tax-exempt entities, including employee pension benefit trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” or “UBTI,” as defined in the Code. Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares are not being used in an unrelated trade or business, the dividend income from us generally will not be UBTI to a tax-exempt holder. Similarly, income from the sale of our common stock generally will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, or a single parent title holding corporation exempt under Section 501(c)(2), the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of the value of our shares could be required to treat a certain percentage of the dividends it receives from us as UBTI if we are a “pension-held REIT.” We will not be a “pension-held REIT” unless (1) we are required to “look through” one or more of our qualified trust shareholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one qualified trust owns more than 25% of the value of our shares, or (ii) one or more qualified trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares. The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Tax-exempt stockholders should consult their tax advisors regarding the potential impact of these rules.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of Non-U.S. Holders of Our Common Stock

For purpose of our discussion, the term “non-U.S. holder” means a holder of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for federal income tax purposes). The rules governing the U.S. federal income taxation of non-U.S. holders are complex and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances.

We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership and disposition of our common stock, including any reporting requirements.

Distributions Generally

Distributions (including any taxable share dividends) to non-U.S. holders that are not attributable to gain from our sale or exchange of a “United States real property interest,” or “USRPI,” and that we do not designate as capital gain dividends (except as described below) will be taxable to such non-U.S. holder as ordinary income to the extent that we pay such distributions out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, distributions received by a non-U.S. holder that are treated as effectively connected with the non-U.S. holder’s U.S. trade or business will be subject to federal income tax on a net basis at graduated rates, in the same manner as U.S. holders are taxed on distributions, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt under the effectively connected exception. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership or our common stock. Distributions that are treated as effectively connected income and that are received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we plan to withhold U.S. federal income tax at a rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder submits to us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate;

•	the non-U.S. holder submits to us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. holder’s U.S. trade or business; or

•	the distribution is designated as a capital gain dividend or is otherwise treated as attributable to a sale of a USRPI under FIRPTA (as discussed below).

Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

•

the investment in our common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Non-Dividend Distributions

Distributions to a non-U.S. holder in excess of our current and accumulated earnings and profits will not be taxable to the extent that such distributions do not exceed the non-U.S. holder’s basis in its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of such common stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. holder would otherwise be subject to tax on gain from the sale or disposition of our common stock, as described below under “Disposition of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. However, a non-U.S. holder may obtain a refund of amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interest in real property. A distribution is not attributable to a USRPI if we held an interest in the underlying asset solely as a creditor. Under FIRPTA, subject to the exceptions discussed below for distributions on a class of shares that is regularly traded on an established securities market to holders who own less than a certain threshold percentage of such shares and distributions to “qualified stockholders” and “qualified foreign pension funds,” a non-U.S. holder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. holders, subject to the alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution unless a lower treaty rate applies. Unless the exceptions described below apply, the applicable withholding agent must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount withheld, whether or not attributable to sales of USRPIs.

However, so long as our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. holder did not own more than 10% of our common stock at any time during the one-year period preceding the distribution or the non-U.S. holder was treated as a “qualified shareholder” as described below. Any such non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If a non-U.S. holder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Subject to the exception in the following sentence, any distribution to a “qualified shareholder” who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business, and thus will not be subject to FIRPTA withholding as described above. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on our distributions, non-U.S. persons who hold interests in the “qualified shareholder” (other than interest solely as a creditor) and hold more than 10% of our common stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that is (1) either eligible for the benefits of a comprehensive income tax treaty that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more stock exchanges (as defined in such income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units that represents more than 50% of the value of all of the partnership’s units and is regularly traded on the NYSE or NASDAQ markets, (2) is a “qualified collective investment vehicle” (as defined below), and (3) maintains records of the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.

A “qualified collective investment vehicle” is a foreign person that (1) is eligible for benefits under the comprehensive income tax treaty described above, but only if the dividends article of such treaty imposes conditions on the benefits allowable in the case of dividends paid by a REIT, and is eligible for a reduced rate of withholding under such treaty, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” under FIRPTA if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Finally, a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” is not treated as a foreign person for purposes of FIRPTA, and thus will not be subject to FIRPTA withholding as described above.

A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (1) which is created or organized under the laws of a country other than the United States, (2) which is established either by such country to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers as a result of services rendered by such employees to their employers or by one or more employers to provide retirement or pension benefits to such employees in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and provides, or otherwise makes available, annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from gross income or is taxed at a reduced rate.

Non-U.S. holders are urged to consult their tax advisors regarding qualification as a qualified foreign pension fund.

Disposition of Our Common Stock

Subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” non-U.S. holders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPI, then the REIT will be a U.S. real property holding corporation. We anticipate that we will be a U.S. real property holding corporation based on the composition of our assets. However, even if we are a U.S. real property holding corporation, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our common stock if the “regularly traded” exception described below applies or if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. Because our common stock is publicly traded, no assurance can be given that we are or will be a domestically controlled qualified investment entity, although a favorable presumption applies in the case of holders of less than 5% of our common stock for whom we do not have actual knowledge of non-U.S. person status. Proposed Treasury Regulations issued on December 29, 2022 modified the existing criteria for qualification as a domestically controlled REIT and provide that the ownership by non-U.S. persons will be determined by looking through pass-through entities and certain U.S. corporations, among others. No assurance can be given that we are, or will continue to be, a domestically controlled REIT under the proposed Treasury Regulations or the final rules if and when enacted.

Regardless of whether we are a domestically controlled qualified investment entity, so long as our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if (1) our common stock is treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. holder owned, actually or constructively, 10% or less of our common stock during a specified testing period.

In addition, a sale of our common stock by a “qualified shareholder” or a “qualified foreign pension fund” who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on a sale of our common stock, non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our common stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to the alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Finally, if we are not a domestically controlled qualified investment entity at the time our common stock is sold and the non-U.S. holder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our common stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the non-U.S. holder.

With respect to individual non-U.S. holders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. holder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeded their actual U.S. federal income tax liability.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of shares made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

The Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, and the Treasury Regulations and administrative guidance issued thereunder impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of dividends paid to U.S. holders who own our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed Treasury Regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may rely generally on these Proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of the debt securities might be eligible for refunds or credits of such taxes. You should consult your tax advisor regarding the effects of FATCA on your investment in the debt securities.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various state, local or foreign jurisdictions, including those in which we or they transact business or reside. Our state, local and foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Changes to U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference to such registration statement.

PLAN OF DISTRIBUTION

We, or the selling securityholders, may sell the securities described in this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices or at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on the NYSE (including through at-the-market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions related to the securities;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

To the extent required, we will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

King & Spalding, LLP, Atlanta, Georgia, and Venable LLP, Baltimore, Maryland, have passed upon the validity of the securities offered by this prospectus. King  & Spalding, LLP, Atlanta, Georgia, has issued an opinion to us regarding certain tax matters.

EXPERTS

The consolidated financial statements of Americold Realty Trust, Inc. appearing in Americold Realty Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Americold Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2022 (excluding the internal control over financial reporting of the businesses acquired during the year ended December 31, 2022 as described in Note 3 to the consolidated financial statements, excluded from the scope of management’s assessment) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Americold Realty Trust, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the businesses acquired during the year ended December 31, 2022 as described in Note 3 to the consolidated financial statements, excluded from the scope of management’s assessment, from the scope of such firm’s audit of internal control over financial reporting included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Americold Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2022 given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

This registration statement is available to you on the SEC’s website. We are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, file periodic and current reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement, are available to you for free on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023;

•

Our definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021);

•	Our Current Report on Form 8-K filed on March 13, 2023;

•	The description of our common stock contained in Exhibit 4.1 to our Annual Report, and all subsequently filed amendments or reports filed with the SEC for the purpose of updating such description;

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document prior to the date of this prospectus incorporated by reference herein or in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus free of charge upon written or oral request. Our filings with the SEC are available on our website at www.americold.com, in the “Investor Relations” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus. You may also obtain a copy of these filings at no cost by calling us at (678) 441-1400 or writing to us at the following address:

Americold Realty Trust, Inc.

10 Glenlake Parkway South Tower, Suite 600

Atlanta, GA 30328

Attn: Secretary

$

Americold Realty Operating Partnership, L.P.

  % Notes due 20

fully and unconditionally guaranteed by

Americold Realty Trust, Inc.

Americold Realty Operations, Inc.

Nova Cold Logistics ULC

Americold Australian Holdings Pty Ltd

Icecap Properties NZ Limited

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

J.P. Morgan

RBC Capital Markets

Truist Securities

   , 2025